Exhibit 4.47

LEASE DEED THIS LEASE DEED is made at Gurgaon on this day of BETWEEN DLF Cyber City Developers Limited, a company incorporated under the Companies Act, 1956 (including any statutory modification or re-enactment thereof) and having its registered office at l0th Floor, DLF Gateway Tower, ‘R’ Block, DLF City Phase-III, Gurgaon-122002, (hereinafter referred to as ‘THE LESSOR’ which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors, transferees, nominees and assigns) acting through its authorized signatory/ies, Mr. Nishant Banerjee and Mr. R.P. Punjan duly authorized vide board resolution dated 2.11.2015 of the First Part. AND** M/s, a partnership firm duly registered under the Indian Partnership Act, 1932 / a limited liability partnership firm duly registered under the Limited Liability Partnership Act, 2008 and having its office at through its partner(s) namely Shri/ Smt (hereinafter referred to as ‘THE LESSEE’ which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) having Permanent Account Number (PAN) and Tax Deduction and Collection Account Number (TAN), acting through its signatory, Mr. duly authorized vide resolution / power of attorney / letter of authority dated of the Second Part.** M/s MakeMyTrip (India) Pvt. Ltd., a company incorporated under the Companies Act, 1956 / Companies Act, 2013 (including any statutory modification or re-enactment thereof) and having its registered office at and head office / corporate office at (hereinafter referred tp as ‘THE LESSEE’ which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) having Permanent Account Number (PAN) AADCM5146R and Tax Deduction and Collection Account Number (TAN) DELM09144C, acting through its authorized signatory, Mr. Mohit Kabra duly authorized vide board resolution / power of attorney dated 21.11.2016 of the Second Part. -1 -

**Ms./ Mr. s/o d/o w/o r/o sole proprietor of M/s having its office at (hereafter referred to as ‘THE LESSEE’), having Permanent Account Number (PAN) and Tax Deduction and Collection Account Number (TAN) of the Second Part. (**Delete whichever is not applicable) (Both THE LESSOR and THE LESSEE, wherever the context permits, are collectively referred to as the” Parties” and individually as the “Party”) WHEREAS: A. THE LESSOR has constructed / is constructing / will be constructing Said Building in Said Complex on Said Plot and is competent to lease whole or any part of Said Building. B. THE LESSEE has approached THE LESSOR to take Demised Premises on Lease and THE LESSOR has agreed to grant Demised Premises on Lease to THE LESSEE. C. After due inspection and verification of Said Plot, Said Complex, Said Building and Demised Premises and also all approvals and sanctions including approved building plans, documents relating to title, competency and all other relevant details, THE LESSEE is satisfied in all respects with regard to right, title, authority and competency of THE LESSOR to enter into this Lease Deed. D. THE LESSEE has represented to THE LESSOR that it shall carry out, implement and execute all interior fit-out works in Demised Premises in accordance with Laws; guideline(s) issued by THE LESSOR and / or nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies)/ third party service provider(s); and approval(s) granted by Governmental Authority from time to time for carrying out such interior fit-out works. E. THE LESSEE has further represented to THE LESSOR that it shall obtain / has obtained Governmental Approval which may be necessary for commencement of / carrying on of its business operations in Demised Premises and that THE LESSEE shall be solely responsible and liable for all consequences including claims, damages, penalties, levies, fines, impositions etc. arising out of non-compliance thereof or for any action by Governmental Authority. F. THE LESSEE has further represented to THE LESSOR that it shall be responsible for compliance of Laws and shall perform all of its obligations under this Lease Deed including obtaining and abiding by Governmental Approval required to be observed / performed by THE LESSEE under Laws and that THE LESSOR shall not be liable in any manner towards any claims, damages, penalties, levies, fines, impositions etc. or for any action by Governmental Authority or any other liability arising due to any non-compliance of Laws and non- fulfillment of any obligations by THE LESSEE and that THE LESSEE shall keep THE LESSOR indemnified on these accounts at all times. G. THE LESSEE has further represented to THE LESSOR that it shall always comply with Laws relating to fire and safety in Demised Premises and in Said Building / Said Complex to the extent applicable to THE LESSEE and that THE LESSEE shall be wholly responsible for any / all losses or damages to THE LESSOR and / or to other occupants of Said Building / Said Complex, to the extent applicable to THE LESSEE, due to violation of any fire and safety compliances by THE LESSEE and I or its employees, agents, vendors, visitors, service providers etc. THE LESSOR shall not be liable in any manner for any consequences including claims, damages, penalties, levies, fines, impositions etc. or for any action by Governmental Authority or any other liability arising due to any non-compliance of Laws and / or non- fulfillment of any obligations relating to fire and safety by THE LESSEE and that THE LESSEE shall keep THE LESSOR indemnified on this account at all times. H. Upon assurances and representations of THE LESSEE that it shall strictly abide by the covenants contained in this Lease Deed and has Governmental Approval for occupation, commencement and continuation of business operations from Demised Premises, THE - 2 -

LESSOR in good faith believing all representations of THE LESSEE to be true has agreed to give Demised Premises on Lease to THE LESSEE, on the terms and conditions contained herein. I. THE LESSEE confirms that it is executing this Lease Deed with full knowledge of Laws in respect of Said Plot / Said Complex / Said Building / Demised Premises. J. In consideration of THE LESSEE having agreed to comply with the terms and conditions contained in this Lease Deed including to pay to THE LESSOR Monthly Rent and all other charges under this Lease Deed, THE LESSOR has agreed to enter into this Lease Deed with THE LESSEE. NOW THEREFORE IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION: l(A) DEFINITIONS: In this Lease Deed, unless the context otherwise requires, the following terms shall have the following meanings: “Car Parking Charges’’ shall mean the charges collectively payable for car parking spaces and additional car parking spaces (if any), as provided in Annexure C-I. “Demised Premises” shall mean premises in Said Building as more fully described and detailed as per Annexures T-J and T-II having Gross Leasable Area, as provided in Annexure C-I. “DPI Rate” shall mean the rate of interest provided in Annexure C-I payable by THE LESSEE on all delayed payments / reimbursements. ‘‘Due Date” shall mean 1st day of each calendar month or such other date as is mentioned in the invoice / demand notice. “Extra Hour Charges” shall mean the charges for extra hours beyond the normal business hours, as provided in Annexure C-I. “Facade Signage” shall mean such signage, as provided in Annexure C-I, indicating the name or logo of THE LESSEE. “Facade Signage Charges” shall mean the annual charges payable by THE LESSEE for putting up Facade Signage, as provided in Annexure C-L “Governmental Approval” shall mean any and all requisite authorizations, approvals, consents, licenses, sanctions, permissions, permits etc. from Governmental Authority. “Governmental Authority” means any government, any state or political subdivision thereof, any statutory authority, any entity exercising executive, legislative, judicial, quasi-judicial, regulatory or administrative functions of or pertaining to governance or any government department, any government authority, agency, department, commission, board, municipal authority or instrumentality or any political subdivision thereof; any court, tribunal or arbitrator(s) of competent jurisdiction or any other law / rule / regulation making entity, having jurisdiction over the Parties or the arrangement under this Lease Deed. “Gross Leasable Area” shall have the meaning ascribed to the term in Annexure T-I. “lFRMSD” shall mean the interest free refundable maintenance security deposit, as provided in Annexure C-I. “lFRSD” shall mean the interest free refundable security deposit, as provided in Annexure C-I. - 3 -

“IFRUSD” shall have the meaning ascribed to the term in clause 5.3 and as provided in Annexure C-I . “IPR” shall mean intellectual property rights collectively including all trade names, trademarks, service marks, brand names, logos, symbols, proprietary marks, etc. “laws” shall mean any and all applicable laws, central laws, state laws or local laws, including any amendment or re-enactment thereof; by-laws including building by-laws and rules; central, state & local fire prevention and fire safety laws; rules; regulations; orders; ordinances; protocols; codes including National Building Code; specifications including Bureau of Indian Standards Specifications, standards, guidelines, policies, notices, directions; judgments, decrees, orders; directives of Governmental Authority or person acting under the authority of Governmental Authority, whether in effect at the time of entering into the arrangement under this Lease Deed or thereafter. “lease” shall mean the lease in respect of Demised Premises for lease Term in accordance with the terms and conditions contained herein. “Lease Commencement Date” shall mean the date of commencement of lease Term, as provided in Annexure C-I. “Lease Deed” shall mean this lease deed executed between THE LESSOR and THE LESSEE and shall include all the annexures thereto and any and all amendments / modifications made to this lease deed from time to time. “lease Renewal Term” shall mean such further term(s) from the expiry of Lease Term as provided in Annexure C-I. “Lease Term” shall mean such period from lease Commencement Date as provided in Annexure C-I. “Lock-in period’’ shall mean such period from Lease Commencement Date as provided in Annexure C-I. “LOI” shall mean the letter of intent executed in respect of leasing of Demised Premises, as provided in Annexure C-I. “Maintenance Charges” shall mean the monthly charges towards the maintenance services, as provided in Annexure C-I. “Monthly Rent” shall mean the monthly rent payable in respect of Demised Premises, as provided in Annexure C-I. “Notice Period” shall mean notice period as provided in Annexure C-I. “Other Miscellaneous Charges” shall mean the charges as applicable and as provided in Annexure C-I. “Power load” shall mean the power load as provided in Annexure C-I. “Property” shall collectively mean Said Plot, Said Complex and Said Building. “Rent Commencement Date” shall mean the date for commencement of payment of Monthly Rent, as provided in Annexure C-I. “Said Building” shall mean such block(s) / tower(s) of Said Complex as provided in Annexure C-I. “Said Complex’’ shall mean the complex constructed on a part of Said Plot, as provided in Annexure C-I. “Said Plot” shall mean the parcels of land in sectors 24, 25 & 25A, Gurgaon for which license(s) for development of Cyber City have been granted by Governmental Authority. - 4 -

“Security Deposits” shall collectively mean IFRSD, IFRMSD and IFRUSD. “Taxes for Demised Premises” shall mean collectively any and all taxes, duties, charges, cesses, levies etc. on Property as may be levied prospectively and / or retrospectively by Governmental Authority calculated prorata of Gross Leasable Area of Demised Premises to the gross leasable area of Property as well as payable / reimbursable in respect of the car parking spaces. “TDS” shall mean the tax deducted at source at the applicable rates as per the Income Tax Act, 1961 and the rules framed thereunder or any other tax of similar nature, including withholding tax, under any other statute, as may be applicable to the sums payable by THE LESSEE to THE LESSOR from time to time in terms of this Lease Deed. “Use and Occupation Charges” shall mean the amount payable on a daily basis for each day of occupation beyond termination / expiry of this Lease Deed, as provided in Annexure C-I. 1. (B) INTERPRETATION: 1.1 In the interpretation of this lease Deed including the recitals and annexures, unless the context or subject matter otherwise requires: (a) the singular includes the plural and vice versa and in particular (but without limiting the generality of the foregoing) any word or expression defined in the singular shall have a corresponding meaning if used in the plural and vice versa; (b) a reference to any gender includes the other gender; (c) a reference to any agreement, deed or other instrument (including, without Limitation, references to this lease Deed) includes the same as varied, amended, supplemented, restated, novated, renewed, extended or replaced from time to time; (d) a reference to any statutory provision or to any statute or Laws includes any modification, amendment or re-enactment of any statutory provision, statute or laws and I or all statutory instruments or notifications issued under such statutory provision, statute or Laws; (e) where a word or phrase has a defined meaning, any other part of speech or grammatical form in respect of the word or phrase has a corresponding meaning; and (f) a reference to a clause or annexure is a reference to the relevant clause of or annexure to this Lease Deed. 1.2 In this Lease Deed, headings are for the convenience of reference only and shall not affect the interpretation of clauses in this Lease Deed or its annexures. 2. DEMISED PREMISES: THE LESSOR hereby agrees to grant Demised Premises on Lease to THE LESSEE and THE LESSEE agrees to take Demised Premises on Lease from THE LESSOR for Lease Term. During Lease Term, THE LESSEE shall have the right to use car parking spaces, as provided in Annexure T-III, in terms of this Lease Deed. Further, THE LESSEE shall also have the right to use the common areas, facilities and amenities including areas in the basement / stilt reserved for ingress / egress and common circulation in Said Building / Said Complex / Said Plot along with other lessees / occupants in Said Building / Said Complex, as per terms and conditions of this Lease Deed. THE LESSEE agrees and undertakes that it shall only conduct the business from Demised Premises which is in accordance with Laws and the license(s) by Governmental Authority in respect of Said Plot. - 5 -

3. LEASE TERM: Unless earlier terminated in accordance with the terms of this Lease Deed, Lease shall be valid (or Lease Term. 4. MONTHLY RENT: 4.1 From Rent Commencement Date, THE LESSEE shall pay Monthly Rent to THE LESSOR or its nominee(s) / assign(s) by cheque / bank draft / wire transfer [in accordance with the electronic clearance system (ECS) form annexed as Annexure C-III of this Lease Deed]. 4.2 Monthly Rent shall be payable in advance for each calendar month and shall be paid by Due Date. 4.3 All taxes / duties / charges / cesses / levies etc. as applicable from time to time, on Monthly Rent including but not limited to service tax, goods and services tax (GST) ) (as & when applicable) shall be payable by THE LESSEE in addition to Monthly Rent. 4.4 Payment of Monthly Rent is subject to deduction of TDS, provided that THE LESSEE shall provide the relevant certificate of TDS to THE LESSOR in accordance with the provisions of the Income Tax Act, 1961 and the rules framed thereunder. If THE LESSEE does not deposit TDS to Governmental Authority on time or fails to provide TDS certificate on time and THE LESSOR has to pay such amount to Governmental Authority, then THE LESSOR shall be entitled to collect / adjust the amount deducted as TDS, from THE LESSEE along with the interest and penalties etc. payable to Governmental Authority. In addition THE LESSEE shall also be liable to pay the interest at DPI Rate on such payments made by THE LESSOR to Governmental Authority from such date of payment till its realization from THE LESSEE. In such an event, THE LESSEE shall alone be liable for all actions and liabilities under the Income Tax Act, 1961 and the rules framed thereunder. THE LESSEE shall keep THE LESSOR indemnified in all respects against all consequences including claims, damages, penalties, levies, fines, impositions etc. or for any action by Governmental Authority. 4.5 Notwithstanding other rights of THE LESSOR, all delayed payments under this Lease Deed shall carry an interest, at DPI Rate, from Due Date till the date the payments are realized by THE LESSOR. 5. SECURITY DEPOSITS: 5.1 Interest Free Refundable Security Deposit (IFRSD): 5.1.1 During Lease Term and Lease Renewal Term, if any, THE LESSEE shall pay and always maintain with THE LESSOR, IFRSD as per details given in Annexure C-I. 5.1.2 The aforesaid IFRSD shall automatically stand proportionately increased and payable upon escalation in Monthly Rent, as provided in Annexure C-I and shall be paid by THE LESSEE to THE LESSOR on or before such escalation. 5.2 Interest Free Refundable Maintenance Security Deposit (IFRMSD): During Lease Term and Lease Renewal Term, if any, THE LESSEE shall pay and always maintain with THE LESSOR or its nominee(s) / assign(s), IFRMSD as per details given in Annexure C-I. 5.3 Interest Free Refundable Utilities Security Deposit (IFRUSD): During Lease Term and Lease Renewal Term, if any, THE LESSEE shall pay and always maintain with THE LESSOR or its nominee(s) / assign(s), the interest free refundable utilities security deposit including the amount towards power / additional power load and towards meters installed for recording the consumption of power, power back up and air handling unit (“AHU”) electrical usage as per details given in Annexure C-I (“IFRUSD”). - 6 -

5.4 Refund of Security Deposits: Security Deposits shall be the amounts kept with THE LESSOR or its nominee(s) / assign(s) to secure the due performance of obligations including payments of all dues by THE LESSEE under this Lease Deed. THE LESSOR shall be entitled, at any time, to utilize and make deduction(s) from Security Deposits of amount(s), which in the opinion of THE LESSOR, is are equivalent to the outstanding dues of THE LESSEE in accordance with the terms of this Lease Deed or for making good any loss or damage caused or permitted to be caused to THE LESSOR or Demised Premises by THE LESSEE. THE LESSEE shall be required to forthwith. replenish Security Deposits to the full amount upon any deduction(s) made by THE LESSOR under any provision of this Lease Deed. THE LESSOR shall provide to THE LESSEE the statement of the outstanding dues payable by THE LESSEE, if any, and other estimated charges payable under this Lease Deed, supported with relevant documents, five (05) days prior to the expiry of lease Term I Lease Renewal Term, if any, and THE LESSEE undertakes to pay the aforesaid amounts not later than the date of expiry / earlier termination of this Lease Deed and provide TDS certificates within the requisite time period as provided under the Income Tax Act, 1961 and the rules framed thereunder. Upon expiry I earlier termination of this lease Deed and upon THE LESSEE surrendering peaceful, vacant and physical possession of Demised Premises in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit out works (reasonable wear and tear excepted), subject to THE LESSEE making payment of any and all outstanding dues, penalties, claims for damages (if any) under this Lease Deed or lease Renewal Term, if any, separately to THE LESSOR, THE LESSOR or its nominee(s) / assign(s) shall refund Security Deposits as mentioned above to THE LESSEE, without any interest thereon. However, such refund shall be subject to adjustment or deduction of dues with respect to TDS (if any) and outstanding dues, penalties, claims for damages (if any) under this Lease Deed if the same are not paid by THE LESSEE. 6. TAXES FOR DEMISED PREMISES: 6. In addition to the payments mentioned elsewhere in this Lease Deed, Taxes for Demised Premises are payable I reimbursable by THE LESSEE on demand by THE LESSOR. 6.2 Taxes for Demised Premises as presently levied and all increases and I or fresh impositions thereof as levied both prospectively and retrospectively shall be payable I reimbursable by THE LESSEE from Lease Commencement Date till Demised Premises are occupied by THE LESSEE or Notice Period or Lock-in period, whichever is later, as applicable. 6.3 Taxes for Demised Premises shall be paid I reimbursed by THE LESSEE to THE LESSOR, within seven (7) days of the date of invoice I demand raised/ made by THE LESSOR, giving details thereof. 6.4 Any penalties I interest arising due to delayed payments by THE LESSEE shall be solely to THE LESSEE’s account. Similarly, any penalties arising due to delayed payments by THE LESSOR shall be solely to THE LESSOR’s account. 7. MAINTENANCE SERVICES/MAINTENANCE CHARGES: 7.1 THE LESSEE acknowledges and agrees that the maintenance service(s) for Said Plot I Said Complex / Said Building, as set out in Annexure T-IV to this lease Deed, are specialized services and the nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies)/ third party service provider(s) engaged by THE LESSOR for providing such specialized service(s) is having the requisite infrastructure and expertise for the same. THE LESSEE further understands that such nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies)/ third party service provider(s), engaged by THE LESSOR, shall be responsible and accountable for provision of the maintenance - 7 -

service(s). Maintenance Charges for the maintenance services shall be calculated prorata of Gross Leasable Area of Demised Premises to the gross leasable area of Property. 7.2 Maintenance Charges shall be payable from Lease Commencement Date for each calendar month as per the terms and conditions of this Lease Deed and shall be paid by Due Date. The estimated Maintenance Charges shall be intimated to THE LESSEE in the beginning of each financial year and paid to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s), in advance for each month, as per the bill(s) / invoice(s) raised by THE LESSOR or nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s). 7.3 Payment of Maintenance Charges is subject to deduction of TDS, provided that THE LESSEE shall provide the relevant certificate of TDS to THE LESSOR, in accordance with the provisions of the Income Tax Act, 1961 and the rules framed thereunder. If THE LESSEE does not deposit TDS to Governmental Authority on time or fails to provide TDS certificate on time and THE LESSOR has to pay such amount to Governmental Authority, then THE LESSOR shall be entitled to collect / adjust the amount deducted as TDS, from THE LESSEE along with the interest and penalties etc. payable to Governmental Authority. In addition THE LESSEE shall also be liable to pay the interest at DPI Rate on such payments made by THE LESSOR to Governmental Authority from such date of payment till its realization from THE LESSEE. In such an event, THE LESSEE shall alone be liable for all action and liabilities under the Income Tax Act, 1961 and the rules framed thereunder. THE LESSEE shall keep THE LESSOR indemnified in all respects against all consequences including claims, damages, penalties, levies, fines, impositions etc. or for any action by Governmental Authority. 7.4 All taxes / duties / charges / cesses / levies etc. as applicable from time to time on Maintenance Charges including but not limited to service tax, goods and service tax (GST) (as & when applicable) shall be payable by THE LESSEE in addition to Maintenance Charges. 7.5 Maintenance Charges as specified in this Lease Deed are subject to increase / decrease of prices of diesel, gas, petroleum products and other consumables, electricity rates, taxes, wages and salaries, cost of annual maintenance contracts of lifts, DGs, HVAC supplies, transformers, panels etc. during Lease Term and Lease Renewal Term, if any, and any increase / decrease in estimated Maintenance Charges shall be intimated to THE LESSEE by THE LESSOR, as and when applicable. 7.6 After completion of a financial year (i.e. from 1st April of a calendar year to 31st March of the next calendar year), THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies)/ third party service provider(s) will provide THE LESSEE, within a reasonable time period, a certificate of charges / expenses / expenditure towards Maintenance Charges incurred during such financial year from a third party auditor appointed by THE LESSOR. Any under-recovery by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall become payable by THE LESSEE to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s)/ appointed agency(ies) / third party service provider(s) and any over recovery by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall become refundable by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) I appointed agency(ies) I third party service provider(s) to THE LESSEE. Any under-recovery by THE LESSOR shall be recovered by raising the invoice I demand in this regard. Any refund to THE LESSEE on account of over-recovery shall be refunded / adjusted within thirty (30) days of providing such third party auditor certificate and issuance of credit I debit note (as applicable). 8. CAR PARKING SPACES: 8.1 Car parking spaces may be provided in basement(s) / stilt and / or on surface in Said Building I Said Complex / Said Plot, the charges for which are detailed in Annexure C-I of - 8 -

this Lease Deed. Any additional car parking spaces shall be provided, subject to availability, on terms, conditions and charges as applicable from time to time. 8.2 Car Parking Charges shall be payable in advance for each calendar month from such date as provided in Annexure C-I as per the terms and conditions of this Lease Deed and shall be paid by Due Date. 8.3 The car parking spaces shall only be used for parking vehicles other than heavy motor vehicles and in accordance with laws. THE LESSEE agrees and undertakes that it shall not use car parking spaces for storage or any purpose other than as mentioned hereinbefore. 8.4 All taxes / duties / charges / cesses /levies etc. as applicable from time to time on Car Parking Charges including but not limited to service tax, goods and services tax (GST) (as & when applicable) shall be payable by THE LESSEE in addition to Car Parking Charges. 8.5 THE LESSEE shall ensure that its employees, agents, representatives, etc. shall not (a) make any obstruction on any car parking space; (b) keep any combustible / inflammable or / and explosive material in any vehicle or otherwise in car parking spaces; (c) use the area for any illegal or immoral activity; and / or (d) without prior written consent of THE LESSOR keep or leave any vehicle in the car parking spaces beyond normal business hours as provided in Annexure C-I. 8.6 THE LESSEE shall use the spaces earmarked for parking the vehicles transporting goods to or from Said Building for the said purpose only and the same shall be in accordance with the guidelines prescribed by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) I appointed agency(ies) / third party service provider(s) from time to time including the guidelines for use of designated areas in which such vehicles may be parked for the limited purpose of loading and unloading as well as route and timing that such vehicles must follow. THE LESSEE agrees to abide by such guidelines and shall furnish to THE LESSOR the registration numbers and other details of the vehicles being used for the purpose as mentioned hereinbefore. 9. ELECTRICITY / WATER / POWER AND POWER BACK-UP CHARGES / OTHER MISCELLANEOUS CHARGES: 9.1 THE LESSOR or ‘its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall, subject to the payment of the applicable charges as specified and non-occurrence of any force majeure event, supply and maintain regular supply of electricity, water, power and power back-up to Demised Premises. 9.2 The electricity, power and power back-up for Said Plot / Said Complex / Said Building / Demised Premises will be provided by grid I utility companies / other power providers / other power sources, including but not limited to generator sets, the charges of which will be as per Annexure C-1. 9.3 The charges for consumption of water in the Demised Premises shall be payable by THE LESSEE as per Annexure C-1. 9.4 Separate meters, wherever applicable, may be installed by THE LESSOR for recording the consumption of power, power back up and air handling unit (“AHU”) electrical usage, in Demised Premises. The cost for such meters, as provided in Annexure C-I, if applicable, shall be payable by THE LESSEE as a onetime non-refundable cost. Alternatively, the monthly meter hire charges, wherever applicable, as provided in Annexure C-I shall be payable by THE LESSEE additionally. 9.5 The bills for such charges shall be raised by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) as per the meter reading and shall be payable by THE LESSEE by Due Date. 9.6 Any additional power load required by THE LESSEE shall be provided subject to availability and on payment as detailed in Annexure C-I. Any cost towards additional - 9 -

infrastructure required for supply of additional power load shall be borne by THE LESSEE at cost + 20% basis. 9.7 The Other Miscellaneous Charges, as applicable, shall be payable by THE LESSEE to THE LESSOR by Due Date as and when demanded by THE LESSOR. 9.8 THE LESSEE shall make the payment of such charges / deposit as may be demanded by the grid / utility companies / other power providers / other power suppliers from time to time and these shall be additionally payable by THE LESSEE on the basis of proportionate electricity load provided to Demised Premises. 10. ELECTRICITY / POWER LOAD: 10.1 THE LESSEE shall plan and distribute its electricity / power load in Demised Premises in conformity with the electrical systems / power systems installed by THE LESSOR, as per comments given by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) on drawings / documents of THE LESSEE’s interior fit -out works. 10.2 Any modifications, additions, alterations in electrical systems / power systems / other systems already installed in Demised Premises / Said Building, if required and feasible as assessed by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) in line with the base building design, will be done by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) and payable by THE LESSEE calculated at 1.2 times of actual costs / expenses incurred by THE LESSOR. Such costs / expenses shall be payable / reimbursable by THE LESSEE to THE LESSOR by Due Date as and when demanded by THE LESSOR. 11.SIGNAGES: 11.1 Facade Signage: 11.1.1 Subject to availability and subject to THE LESSEE seeking prior written permission, THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) may allow THE LESSEE to put Facade Signage at such location / space which may be earmarked for the purpose. The size, specification, location, aesthetics etc. of Facade Signage shall be approved by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) before its installation. 11.1.2 Facade Signage Charges shall be payable by THE LESSEE to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) in advance from Lease Commencement Date or from the date Facade Signage is taken by THE LESSEE, whichever is later. 11.1.3 There shall be no refund / adjustment of such Facade Signage Charges on expiry of Lease and / or any earlier termination thereof and / or surrender of Facade Signage during lease Term and / or lease Renewal Term,, if any. 11.1.4 Facade Signage Charges shall escalate together with and as per escalation in Monthly Rent as provided in Annexure C-I. 11.2 Other signage(s): Subject to availability and subject to THE LESSEE seeking prior written permission, THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) may allow THE LESSEE to put directional signage / name / logo at such location / space which may be earmarked for the purpose. The size, specification, location, aesthetics etc. of the directional signage / name / logo shall be approved by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) before its installation. - 10 -

11.3 THE LESSEE agrees and authorizes THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) to display the trademark / tradename / design / logo / signage of THE LESSEE at any place for promotional activities, promotional material, building directory / occupant's directory / complex directory etc. through electronic / non-electronic media.

11.4 Display of multimedia / visual format:

THE LESSEE acknowledges and agrees that THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) have the right to install posters, banners, contra-visions and other displays of any multimedia / visual format in the common areas and basements including but not limited to lift lobbies, atrium(s), lifts, outer glass façade, curtain walls, external walls, terraces etc. of Said Building / Said Complex and that THE LESSEE has no right to object to any such installation by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s).

11.5 All taxes including but not limited to service tax, municipal taxes, duties, rates, cesses, costs, penalties and charges relating to Façade Signage and other signage(s), payable to Governmental Authority from time to time, shall be borne by THE LESSEE alone and paid directly to Governmental Authority and shall be in addition to Façade Signage Charges payable by THE LESSEE to THE LESSOR.

11.6 Display of Façade Signage(s) / other signage(s) by THE LESSEE shall be subject to Laws and THE LESSEE shall before installing Façade Signage(s) / other signage(s), obtain Governmental Approval, and provide a copy of the same to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s). Such permission shall always be kept valid and subsisting till the time such Façade Signage(s) / other signage(s) is displayed by THE LESSEE.

11.7 The permission of THE LESSOR shall in no event be construed to be waiver of the obligation of THE LESSEE to obtain Governmental Approval for installation and display of Façade Signage(s) / other signage(s).

11.8 THE LESSEE shall take all requisite steps and precautions during the installation, maintenance and display of Façade Signage(s) / other signage(s) and shall be solely responsible for all compliances under Laws. THE LESSEE shall keep THE LESSOR indemnified in all respects against any losses, damages, costs, claims, etc in this regard.

12. **NAMING RIGHTS:**

12.1 THE LESSOR reserves the naming rights of Said Building / Said Complex.

12.2 THE LESSEE shall use such name of Said Building / Said Complex in the business addresses for all purposes as is determined by THE LESSOR.

12.3 THE LESSEE shall not raise any objection if THE LESSOR changes the name of Said Building / Said Complex at any time as THE LESSOR may deem fit.

13. **TERRACE AREA:**

THE LESSOR may provide, on the request of THE LESSEE, such space on the terrace of Said Building on non-exclusive basis, as provided in Annexure C-I, for putting up their VSAT antenna or other communication equipments only, on payment of charges as provided in Annexure C-I of this Lease Deed. Such equipments shall be installed at the aforesaid space by THE LESSEE in consultation with THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s). The cost of such installation, maintenance, approvals, permissions and removal shall be borne by THE LESSEE. THE LESSEE acknowledges and agrees that provision of any space to THE LESSEE on the terrace shall not amount to any right in terrace. The terrace of Said Building remains the exclusive property of THE LESSOR.

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14. COMMON AREAS AND FACILITIES: 14.1 THE LESSEE is entitled to use the common areas and facilities within Said Building / Said Complex / Said Plot, as available, subject to timely payment of Maintenance Charges payable under this lease Deed. 14.2 In the event of failure of timely payment of Monthly Rent, Maintenance Charges, Car Parking Charges and other charges as mentioned in this Lease Deed, THE LESSEE shall not have the right to use or demand use of aforesaid facilities. 14.3 THE LESSEE shall use the common areas and facilities including fire exits, basements etc. of Said Building / Said Complex / Said Plot in accordance with Laws and shall not use the same for any other purpose including storage or create any obstructions / hindrance in the same. 14.4 THE LESSEE acknowledges that it does not have the ownership rights, title, interest or claim whatsoever in common areas and facilities within Said Building / Said Complex and shall have the right to use the aforesaid only as provided in this Lease Deed. 15. ELECTRICAL SERVICES: 15.1 THE LESSOR has provided electrical wiring only up to the tap-off box on the floor on which Demised Premises are located and shall not provide any electrical wiring, fixtures, fans etc. inside Demised Premises. 15.2 The electrical wiring and internal distribution system, from the tap-off box on the floor on which Demised Premises are located, including all fixtures, installations etc. in Demised Premises shall be the sole responsibility of THE LESSEE at its own cost and THE LESSEE shall be responsible for such works to be in conformity with laws and THE LESSOR shall not be liable for the same. 16. AIR CONDITIONING FACILITIES: 16.1 THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall, at its own cost, design and install a continuous air conditioning system and shall use its best efforts to maintain and run the same in good order and condition (except due to reason of mechanical defect or electrical failure or maintenance purposes or safety issues or force majeure) to ensure air conditioning facilities to Demised Premises. The installation of ducts for air conditioning inside Demised Premises shall be the sole responsibility of THE LESSEE at its own cost and THE LESSEE shall be responsible for such works to be in conformity with Laws and THE LESSOR shall not be liable for the same. 16.2 Any modifications, additions, alterations in the system required by THE LESSEE for interior fit-out works, if possible and feasible as assessed by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) will be done by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) and payable by THE LESSEE calculated at 1.2 times of actual costs / expenses incurred by THE LESSOR. Such costs / expenses shall be payable / reimbursable by THE LESSEE to THE LESSOR by Due Date as and when demanded by THE LESSOR. 16.3 In the event THE LESSEE requires air conditioning beyond the normal business hours THE LESSEE may be permitted to use the same with prior written approval of THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) in respect thereof and upon payment of Extra Hour Charges provided in Annexure C-I of this Lease Deed. The aforesaid shall be subject to Building Guidelines and such restrictions as may be imposed by Governmental Authority and / or as per laws. 17. LIFT SERVICES: 17.1 The lift services (except due to reason of mechanical defect or electrical failure or maintenance purposes or safety issues or force majeure) shall be available in Said Building during normal business hours.- 12 -

17.2 In the event THE LESSEE requires lift services beyond the normal business hours, THE LESSEE may be permitted to use the same with prior written approval of THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) in respect thereof and upon payment of Extra Hour Charges provided in Annexure C-I of this Lease Deed. The aforesaid shall be subject to Building Guidelines and such restrictions as may be imposed by Governmental Authority and / or as per laws. 17.3 Except due to reason of mechanical defect or electrical failure or maintenance purposes or safety issues or force majeure, one of the lifts in Said Building shall operate even after normal business hours. 18. HANDING OVER OF DEMISED PREMISES: 18.1 At the time of handover of Demised Premises for the interior fit-out works, THE LESSEE is satisfied that the construction work as also various installations as per Annexure T-V are in good working condition and issues, if any, with respect thereto have been resolved and rectified before its taking possession of Demised Premises. 18.2 THE LESSEE confirms that further to its taking possession of Demised Premises, it shall not require THE LESSOR to undertake any repairs, renovations, improvisations, installations, etc. whatsoever (except structural repairs, if any) concerning Demised Premises, Said Building, Said Complex and Said Plot. 19. INTERIOR FIT-OUT WORKS: 19.1 THE LESSOR shall allow THE LESSEE to carry out interior fit-out works, as may be necessary for the business of THE LESSEE. THE LESSEE shall submit all the drawing(s) / document(s) of THE LESSEE’s interior fit-out works as per Annexure T-IX in accordance with Laws and after prior written approval of THE LESSOR’s architect / consultant, THE LESSEE shall commence the interior fit-out works. Such approval by THE LESSOR to THE LESSEE shall not transfer any liability and / or responsibility on THE LESSOR or its nominee(s) / assign(s) for such liability and I or responsibility of THE LESSEE. THE LESSOR does not certify that THE LESSEE has complied with laws. The permission to THE LESSEE shall be restricted only to interior fit-out works in Demised Premises and THE LESSEE shall not be permitted to carry out any structural additions / alterations of permanent nature. If the interior fit-out works in Demised Premises require any Governmental Approval, THE LESSEE shall not commence or carry out such additions or alterations or erections without obtaining such Governmental Approval. 19.2 THE LESSEE. hereby confirms and undertakes that it shall carry out, implement and execute all interior fit-out works in Demised Premises in accordance with Laws; guideline(s) issued by THE LESSOR; and approval(s) granted by Governmental Authority from time to time for carrying out such interior fit-out works. A certificate from a reputed consultant to that effect shall be provided by THE LESSEE to THE LESSOR before starting the interior fit-out works. After completion of the interior fit-out works, THE LESSEE shall provide to THE LESSOR certificate from a reputed consultant certifying that the interior fit-out works have been done in accordance with laws; that all safety measures have been taken care of including connection / integration of fire panel with THE LESSOR’s fire panel; and that there is no fire and safety risk to Demised Premises / Said Building. 19.3 During the interior fit-out works, THE LESSEE shall take all precautions and cover all risks and in the event of any accident or mishap in Demised Premises / Said Building due to any reason attributable. to THE LESSEE, THE LESSEE shall keep THE LESSOR indemnified in all respects against any loss, damage, costs, claims, etc. THE LESSEE shall carry out the interior fit-out works at its own risk and cost. 19.4 For any interior fit-out works including any additions / modifications / alterations in Demised Premises, THE LESSEE shall carry out such works in accordance with laws and without altering / tampering with the fire fighting and fire detection systems as installed therein. Further any additions / modifications / alterations to the existing fire fighting and fire detection system shall be done by THE LESSEE as per Laws and only after obtaining prior written approval from THE LESSOR. THE LESSEE shall provide alternate and stand-by fire fighting systems during all such works in Demised Premises. 19.5 THE LESSEE shall not carry out any work involving structural alterations / cutting / chopping / digging / hacking / dismantling in any manner or form / destroying the floors or walls of Demised Premises or Said Building. 19.6 THE LESSEE shall allow third party experts being appointed by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) for audit of the interior fit-out works at THE LESSOR’s cost. However, THE LESSOR shall not be liable for any consequences arising therefrom and such audit shall not transfer any liability upon THE LESSOR because of contravention of laws by THE LESSEE. 19.7 THE LESSEE shall be directly liable for any legal or financial consequences arising out of such interior fit-out works including liability towards any third party and all damages to Demised Premises / Said Building or loss of life arising out of such interior fit-out works including any additions / modifications / alterations shall be the sole responsibility of THE LESSEE. 19.8 THE LESSEE’s responsibilities during interior fit-out works as stated above are more detailed in Annexure T-VII to this Lease Deed. 19.9 THE LESSEE shall at the time of vacating and handing over Demised Premises to THE LESSOR remove such fixtures, fittings, additions and partitions and restore Demised Premises in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit-out works, reasonable wear and tear excepted. In the event of failure of THE LESSEE to do the above, THE LESSOR shall remove the same at the cost and risk of THE LESSEE. 20. PERMISSION TO CARRY OUT PARTITIONS / ADDITIONS / MODIFICATIONS/ ALTERATIONS: 20.1 During Lease Term or Lease Renewal Term, if any, THE LESSOR shall allow THE LESSEE to carry out erection of partitions / additions / modifications / alterations in Demised Premises, which are not visible from outside, as may be necessary for the business of THE LESSEE and which are as per Laws. THE LESSEE agrees and acknowledges that no structural additions / modifications / alterations of any nature whatsoever shall be carried out in Demised Premises and erection of internal partitions / internal alterations / additions in Demised Premises shall be in accordance with Laws and Governmental Approval. 20.2 THE LESSEE shall with prior written permission of THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) and with prior written intimation of seven (07) days, commence such erection of partitions / alterations / modifications / additions in Demised Premises. Such permission by THE LESSOR to THE LESSEE shall neither certify that THE LESSEE has complied with Laws nor transfer any liability and / or responsibility of THE LESSEE to THE LESSEE or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s). Any permission of THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s), in this regard shall in no event be construed to be waiver of the obligation of THE LESSEE to obtain Governmental Approval. 20.3 THE LESSEE shall not commence or carry out such erection of partitions / alterations / modifications / additions without obtaining prior Governmental Approval or complying with laws as applicable. 20.4 THE LESSEE hereby confirms and undertakes that it shall carry out, implement and execute all interior fit-out works in Demised Premises in accordance with Laws; guideline(s) issued by THE LESSOR; and approval(s) granted by Governmental Authority from time to time for carrying out such interior fit-out works, A certificate from a - 14 -

reputed consultant to that effect shall be provided by THE LESSEE to THE LESSOR before starting the interior fit-out works. After completion of the interior fit-out works, THE LESSEE shall provide to THE LESSOR a certificate from a reputed consultant certifying that the interior fit-out works have been done in accordance with Laws; that all safety measures have been taken care of including connection / integration of fire panel with THE LESSOR’s fire panel; and that there is no fire and safety risk to Demised Premises / Said Building. 20.5 THE LESSEE shall upon vacating and handing over Demised Premises to THE LESSOR remove such fixtures, fittings, additions and partitions and restore Demised Premises in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit-out works, reasonable wear and tear excepted. In the event of failure of THE LESSEE to do the above, THE LESSOR shall remove the same at the cost and risk of THE LESSEE. 21. MAINTENANCE & MINOR REPAIRS: THE LESSEE shall carry out regular maintenance and properly attend to minor repairs in Demised Premises at its own cost. 22. STRUCTURAL REPAIRS: 22.1 THE LESSOR shall carry out all major and structural repairs to Demised Premises / Said Building and THE LESSEE shall not be entitled to carry out any structural changes / additions / alterations etc. in Demised Premises. 22.2 THE LESSEE agrees and confirms that THE LESSOR shall have the sole and absolute right to make modifications, alterations, additions, raise storeys or put up additional structures, as may be permitted by Governmental Authority and such additional structures and storeys shall be the sole property of THE LESSOR in respect of which it will be entitled to deal with in any manner it chooses without any interference or objection on the part of THE LESSEE by itself or with one or more of the occupants of Said Building / Said Complex. THE LESSEE is aware and has specifically agreed and understood that the construction / development of additional structures or other additions / alterations by THE LESSOR may cause inconvenience in a de minimis way and it has no objection to the same. 23. SAFETY: THE LESSEE understands, acknowledges and agrees that safety / security / fire safety of all occupants of Said Building / Said Complex and Said Building / Said Complex itself are of paramount importance and THE LESSEE will perform all acts and deeds necessary for complying with all safety requirements including the following: 23.1 Fire fighting and fire detection system(s): 23.1.1 The fire fighting and fire detection system(s), which is provided by THE LESSOR in accordance and compliance with Laws / Governmental Approval, is limited to installation of sprinklers and fire detection system(s) in the basement(s), common areas of Said Building / Said Complex such as lobbies, staircases, corridors, service shaft etc.; fire fighting and sprinkler services on each floor; and one layer of upright sprinkler and smoke detector in Demised Premises. THE LESSEE shall not obstruct any of these sprinklers, fire fighting and fire detection system(s). In addition THE LESSEE shall provide additional layer of sprinklers and smoke detectors in Demised Premises in all cases where false ceilings are provided by THE LESSEE within Demised Premises which shall be shown in the drawing(s) / document(s) of THE LESSEE’s interior fit-out works. 23.1.2 Any kind of hazard including fire, electrical or otherwise from Demised Premises due to inadequate fire fighting system installed by THE LESSEE or faulty installation of airconditioning, electrical systems and other equipment shall be the sole responsibility of THE LESSEE. THE LESSOR shall not be liable for any legal or financial consequences arising therefrom and THE LESSEE agrees to keep THE LESSOR indemnified and harmless in this regard at all times. - 15 -

23.1.3 THE LESSEE shall allow third party fire / safety experts being appointed by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) for fire / safety audit to conduct the fire / safety audit at all times at THE LESSOR’s cost. However, THE LESSOR shall not be liable for any consequences arising therefrom and such audit shall not transfer any liability upon THE LESSOR because of contravention of safety norms / Laws by THE LESSEE. 23.1.4 THE LESSEE shall take all steps including nominating a person / official of THE LESSEE to work as a safety co-ordinator to ensure that all safety related activities within Demised Premises are performed. THE LESSEE shall have the audit of their entire electrical systems, fire fighting systems and HVAC systems done on a half-yearly basis by a reputed consultant and submit a certificate to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) certifying that all THE LESSEE’s installations are in good and safe working condition and do not have any possibility of short circuit and / or becoming a fire source. 23.1.5 If Demised Premises is closed / shut by THE LESSEE during business hours and there is apprehension or threat to the safety and security of Demised Premises, Said Building / Said Complex or other occupants of Said Building / Said Complex, then THE LESSEE authorizes THE LESSOR to enter Demised Premises and take possession thereof. In such an event Lease shall stand terminated forthwith and THE LESSEE shall not have any right, interest or claim over Demised Premises. Any such action by THE LESSOR shall be without any prejudice to THE LESSOR’s right to claim its dues or avail other remedies available to THE LESSOR. However, during the period Demised Premises remains closed / shut, THE LESSEE shall not be absolved of its responsibilities to ensure that there is no risk to the safety and security of Demised Premises, Said Building / Said Complex or other occupants / visitors of Said Building / Said Complex. 23.2 Additional fire fighting system(s): 23.2.1 For any additional fire safety measures required due to Laws, THE LESSOR shall undertake the same and THE LESSEE shall reimburse to THE LESSOR the cost thereof, calculated at actual cost plus 20% basis, proportionate of Gross Leasable Area of Demised Premises to the gross leasable area of Property. 23.2.2 For any additional fire safety measures required by THE LESSEE in Demised Premises, the same may be undertaken by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) and payable by THE LESSEE calculated at 1.2 times of actual costs / expenses incurred by THE LESSOR. Such costs / expenses shall be payable / reimbursable by THE LESSEE to THE LESSOR by Due Date as and when demanded by THE LESSOR. Alternatively, THE LESSEE may undertake the same at its own cost, however, subject to THE LESSOR’s prior written approval on the same. 23.2.3 In case THE LESSOR suggests any additional fire fighting or fire detection system(s) to THE LESSEE which may or may not be required by laws, for installation by THE LESSEE within Demised Premises and THE LESSEE fails to implement THE LESSOR’s suggestion either fully or in part, then THE LESSEE alone shall be liable and responsible for all consequences arising from such inaction / decision on its part. 23.2.4 All cost for such installation(s) of any additional fire fighting system(s) are non refundable and shall be borne by THE LESSEE alone. 23.3 THE LESSEE shall always comply with laws relating to fire and safety in Demised Premises and in Said Building / Said Complex to the extent applicable to THE LESSEE. THE LESSEE shall be wholly responsible for any / all losses or damages to THE LESSOR and / or to the other occupants of Said Building / Said Complex, to the extent applicable to THE LESSEE, due to violation of any fire and safety compliances by THE LESSEE or its employees, agents, vendors, visitors, service providers etc. THE LESSOR shall not be liable in any manner for any consequences including claims, damages, penalties, levies, fines, impositions etc or for any action by Governmental Authority or any other liability arising due to any non-compliance of Laws and / or non- fulfillment of any obligations - 16 -

relating to fire and safety by THE LESSEE and that THE LESSEE shall keep THE LESSOR indemnified on this account at all times. 23.4 THE LESSEE shall be responsible for safety / security of its employees, agents, vendors, visitors, service providers etc. In Demised Premises and shall be responsible for taking steps in this regard including providing medical attention, if required. 24. USAGE OF DEMISED PREMISES BY THE LESSEE: 24.1 THE LESSEE is entitled to conduct only the business from Demised Premises which is in accordance with laws and the license(s) in respect of Said Plot. THE LESSEE agrees and undertakes that it shall not use Demised Premises for purposes other than as mentioned hereinbefore. 24.2 THE LESSEE shall not carry out or permit to be carried out in Demised Premises or any part thereof any activities which shall be or are likely to be unlawful, obnoxious or creating nuisance, annoyance or disturbance to other lessees / tenants / occupants of Said Building / Said Complex. THE LESSEE shall not bring in or store in Demised Premises or part or portion thereof any goods, hazardous or combustible or heavy in nature, that may imperil the safety of Demised Premises and Said Building / Said Complex and / or any part thereof or affect the construction or the structure or common use of Said Building / Said Complex or any part thereof. 24.3 The Demised Premises shall be used by THE LESSEE only and THE LESSEE shall not assign, transfer, mortgage, sublease or grant leave & license or transfer or part with or share possession in any manner whatsoever, of whole or any portion of Demised Premises. 24.4 In the event, THE LESSEE merges / amalgamates / consolidates / transfers its assets and liabilities with / to any entity on account of any merger / amalgamation / consolidation or there is a change in control of THE LESSEE then Lease Deed shall stand terminated and THE LESSOR may enter into a fresh lease deed and such other document(s) with new entity / transferee as may be required. For the purposes of this clause, a change in control of THE LESSEE shall mean the existing shareholders of THE LESSEE as on the date of execution of this lease Deed and their affiliates ceasing to collectively hold at least fifty one percent (51%) of the issued and paid-up share capital of THE LESSEE. 24.5 All costs, charges, expenses including but not limited to penalties, payable on or in respect of execution and registration of such document(s) including fresh lease deed, if any, shall be borne and paid solely by new entity / transferee who shall be responsible for compliance of laws including the provisions of Indian Stamp Act, 1899, Registration Act, 1908 etc. 24.6 However, such documents including fresh lease deed will be executed only after payment of all outstanding dues by THE LESSEE and submission of relevant documents to THE LESSOR. 24.7 THE LESSEE shall not hold THE LESSOR responsible or liable for any loss or damage suffered by THE LESSEE on account of any theft, fire or other destruction caused to or in Demised Premises or to any property, articles or things kept by THE LESSEE in Demised Premises and also to any kind of injury or loss of life caused due to any reason whatsoever to its employees, staff, servants, agents, customers and / or visitors visiting Demised Premises, unless such loss or damage suffered is caused by any reason attributable to THE LESSOR. 24.8 THE LESSEE agrees and undertakes not to carry out any business / activities of any nature in common area and outside Demised Premises and also not to cause any inconvenience, obstruction or closure of any common area or easements, including without limitation, any roof, corridor, fire exit, entrance, passage, verandah, lounge, lobby, balcony, window, staircase, basement, hall, parking area of Said Building / Said Complex. THE LESSEE further agrees not to store any goods and / or install any equipment / device and / or erect any works / structure(s) of any kind including pre- - 17 -

fabricated cabins etc. in any part of the common area or terrace(s) of Said Building / Said Complex. 25. COMPLIANCE: 25.1 The Parties agree to comply at their own cost, throughout Lease Term, with laws (to the extent applicable to them), including but not limited to the following: o Environment (Protection) Act, 1986, o Water (Prevention and Control of Pollution) Act, 1974, o Air (Prevention and Control of Pollution) Act, 1981, o Food Safety and Standard Act, 2006, o Municipal Solid Wastes (Management and Handling) Rules, 2000, o Hazardous Wastes (Management and Handling) Rules, 1989, o Batteries (Management and Handling) Rules, 2001 and regulations, o Central/ State Laws, rules concerning safe handling, storage, treatment and disposal of the wastes etc., o VAT, Sales Tax, Service Tax and other statutorily applicable taxes, o NBC, building bye laws etc., o Central/state Laws pertaining to fire and safety, o Haryana Apartment Ownership Act, 1983, o State and Central SEZ Act and the rules framed thereunder, if applicable. 25.2 The Parties shall always remain responsible for the consequences of their respective non-compliance of Laws. 25.3 The Parties shall perform their respective obligations towards installation, operation and keeping at all times in operational condition, various equipments, machinery etc. in Said Plot / Said Complex / Said Building / Demised Premises at their own cost and expenses and in conformity with Laws. 25.4 The Parties shall always remain responsible for their respective obligations to obtain and always keep valid and make available necessary certificates from Governmental Authority in this regard. 25.5 THE LESSEE shall be responsible for compliance of Laws and shall perform all of its obligations under this Lease Deed including obtaining and abiding by Governmental Approval required to be observed / performed by THE LESSEE under Laws and that THE LESSOR shall not be liable in any manner towards any for claims, damages, penalties, levies, impositions etc. or for any action by Governmental Authority or any other liability arising due to any non-compliance of Laws and / or non-fulfillment of any obligations by THE LESSEE and that THE LESSEE shall keep THE LESSOR indemnified on these accounts at all times. 25.6 THE LESSEE hereby agrees to provide to THE LESSOR, during lease Term, a compliance certificate on an annual basis in the format attached as Annexure T-XI. 25.7 THE LESSEE further confirms that it shall obtain / has obtained Governmental Approval which may be necessary for commencement of / carrying on of its interior fit-out works / business operations in Demised Premises. THE LESSEE shall be solely responsible and liable for all consequences including claims, damages, penalties, levies, fines, impositions etc. arising out of non-compliance thereof or for any action by any Governmental Authority in this regard. 26. BUILDING GUIDELINES/ FIT OUT GUIDELINES / SAFETY MANUAL/ SAFETY GUIDELINES ETC.: 26.1 THE LESSEE shall abide by all the building guidelines in respect of Said Building / Said Complex which may be laid down from time to time by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) (“Building Guidelines”). The present Building Guidelines are annexed as Annexure T-X. - 18 -

26.2 THE LESSEE shall also abide by the fit out guidelines / safety manual / safety guidelines / policies / guidelines / directions which may be laid down from time to time by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s). 27. PEACEFUL ENJOYMENT OF DEMISED PREMISES: THE LESSOR shall allow during the term of this Lease Deed, peaceful enjoyment of Demised Premises to THE LESSEE, subject to THE LESSEE performing all its obligations under this Lease Deed. 28. INSPECTION OF DEMISED PREMISES: 28.1 THE LESSEE shall allow THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) to enter Demised Premises after prior intimation, except in case of ernergency(ies) including any fire etc., for inspection or any maintenance related issues at the frequency it may deem fit including any emergency and/ or unforeseen circumstances or any inspection by Governmental Authority or under its directions. In case of fire, accidents etc. third party inspection of Demised Premises shall be done after repair works are complete. 28.2 However, for periodic inspections, two (02) days’ advance intimation will be given in writing to THE LESSEE, except in case of emergency(ies) and / or unforeseen circumstances. 29. INSURANCE: 29.1 During Lease Term and Lease Renewal Term, if any, THE LESSOR shall obtain fire and earth quake insurance coverage for Said Building, insurance cover against third-party liability and shall make timely payment of all insurance premiums. 29.2 During Lease Term and Lease Renewal Term, if any, THE LESSEE shall obtain comprehensive insurance coverage, including third-party liability coverage, of all interior fit out works, furniture, equipment, stock inventory and / or other items in Demised Premises and shall make timely payments of all insurance premiums. THE LESSOR shall in no way be responsible for any loss suffered by THE LESSEE on account of not obtaining comprehensive insurance coverage as stated above. 29.3 However, it is made clear between the Parties that in the event of an accident or fire or damages or for any other reason resulting in any loss, financial or otherwise to either Party or to third parties, both the Parties agree to take up the matter with their respective insurance companies through the insurance cover including third party liability. 29.4 Either Party shall not do or permit to be done or shall not omit to be done any act or thing which may render void or voidable any insurance relating to or in respect of a part or the whole of Said Plot, Said Complex, Said Building and Demised Premises, or cause any increase in premium payable by other Party in respect thereof. 30. DEFAULT IN PAYMENT BY THE LESSEE: In case THE LESSEE defaults in making payments under this Lease Deed, the following shall be applicable: 30.1 Beyond Seven (07) days from Due Date: An interest at DPI Rate shall be applicable on the unpaid amounts, from Due Date till the date of realization of such payment by THE lESSOR. 30.2 Beyond Thirty (30) days from Due Date: THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall at its option and with prior intimation of three (03) days, stop supplying to THE LESSEE electricity / air conditioning / water and / or all other services and resume the services only after receiving full payment of any and all dues, payable including interest payable thereon as stated above. - 19 -

30.3 The aforesaid shall not amount to any acquiescence or waiver by THE LESSOR of the defaults of THE LESSEE and is in addition to any other remedies / actions THE LESSOR may take including termination of Lease. THE LESSOR shall have no responsibility or liability for any costs, losses and damages, if any, suffered by THE LESSEE on account of same. THE LESSEE hereby specifically waives its right to lodge any claim whatsoever against THE LESSOR as a result of such action. 31. EVENTS OF DEFAULT / TERMINATION OF LEASE / CONSEQUENCES THEREOF: 31.1 THE LESSEE acknowledges and agrees that each and every default, breach and / or non compliance of any of the terms and conditions of this Lease Deed shall be an event of default liable for consequences stipulated herein. Some of the events of defaults are mentioned below, which are merely indicative / illustrative and are not exhaustive and may include other instances of defaults in terms of this Lease Deed: i) Failure by THE LESSEE to comply with laws and / or guidelines of THE LESSOR with respect to safety / security / fire safety. Safety of all occupants of Said Building / Said Complex and that of Said Building / Said Complex itself are of paramount importance and THE LESSEE will perform all acts and deeds necessary for complying with all safety requirements. Upon any such failure of THE LESSEE to comply with the aforesaid requirements, this Lease Deed shall stand terminated forthwith and THE LESSOR will be entitled to re-enter and take possession of Demised Premises without any prejudice to THE LESSOR’s right to claim its dues and / or avail other remedies available to THE LESSOR; (ii) If Demised Premises is closed / shut by THE LESSEE during business hours and there is apprehension or threat to the safety and security of Demised Premises, Said Building / Said Complex or other occupants of Said Building / Said Complex then THE LESSEE authorizes THE LESSOR to re-enter Demised Premises and take possession thereof. In such an event Lease shall stand terminated forthwith and THE LESSEE shall not have any right, interest or claim over Demised Premises. Any such action by THE LESSOR shall be without any prejudice to THE LESSOR’s right to claim its dues or avail other remedies available to THE LESSOR. However, during the period Demised Premises remain closed / shut during business hours, THE LESSEE shall not be absolved of its responsibilities to ensure that there is no risk to the safety and security of Demised Premises / Said Building / Said Complex or other occupants / visitors of Said Building / Said Complex; iii) Failure by THE LESSEE to make any payments within the time stipulated in this Lease Deed and all other defaults of similar nature including dishonour of any cheque(s) given by THE LESSEE to THE LESSOR for any reason whatsoever; iv) Failure by THE LESSEE to use Demised Premises for the purpose for which it has been leased as stipulated in this Lease Deed and annexures thereto and breach of Laws; v) Alteration, sub-division or amalgamation of Demised Premises in contravention of the conditions of the zoning plans, building plans etc. by THE LESSEE or any other person acting in its behalf; vi) Sub-lease or parting with possession of Demised Premises or any part thereof by THE LESSEE; vii) If THE LESSEE vacates or shuts down the Demised Premises for a period of fifteen (15) consecutive days without prior written approval of THE LESSOR, on expiry of said fifteen (15) days, Lease shall stand terminated forthwith and THE LESSEE shall not have any right, interest or claim over the Demised Premises. THE LESSEE acknowledges and agrees that in such an event THE LESSOR will be entitled to re-enter and take possession of the Demised Premises without any entitled to re-enter and take possession of the Demised Premises without any - 20 -

prejudice to THE LESSOR’s right to claim its dues or avail other remedies available to THE LESSOR; viii) THE LESSEE represents and agrees that it shall maintain its corporate / juridical existence during lease Term or lease Renewal Term, if any. In the event, THE LESSEE files a petition for being declared as insolvent and/ or fails to maintain its corporate / juridical existence and / or is adjudicated as insolvent, then lease shall stand terminated forthwith. THE LESSEE acknowledges and agrees that in such an event THE LESSOR will be entitled to re-enter and take possession of Demised Premises without any prejudice to THE LESSOR’s right to claim its dues or avail other remedies available to THE LESSOR; ix) In the event THE LESSEE carries on and I or conducts any business from Demised Premises other than the business which is in accordance with laws and the license(s) in respect of Said Plot; x) In the event there is a breach in any of the representations, warranties or covenants of THE LESSEE as provided in this Lease Deed; xi) In the event Lease and / or Demised Premises gets affected directly or indirectly due to any act of omission or commission of THE LESSEE, including any litigation with a third party, then the Lease Deed shall stand terminated forthwith immediately upon THE LESSOR being notified. xii) Any other acts, deeds or things which THE LESSEE may commit in violation I breach of or fails to perform in terms of this Lease Deed, other document if any or as demanded by THE LESSOR which in the opinion of THE LESSOR amounts to an event of default and THE LESSEE agrees and confirms that the decision of THE LESSOR in this regard shall be final and binding on THE LESSEE. 31.2 Except for the events of default wherein termination has been specifically provided in this Lease Deed, upon occurrence of any one or more of other event(s) of default under this Lease Deed including but not limited to those provided in clause 31.1 above, THE LESSOR shall by written notice to THE LESSEE give 30 days to THE LESSEE to rectify the default. On failure of THE LESSEE to rectify the default within 30 days so provided, this lease Deed shall stand determined on expiry of said 30 days and THE LESSOR will be entitled to re-enter and take possession of Demised Premises without any prejudice to THE LESSOR’s right to claim its dues or avail other remedies available to THE LESSOR. THE LESSEE agrees that upon such termination of Lease, THE LESSOR will be released and discharged of all its liabilities and obligations under this Lease Deed and THE LESSEE shall be left with no right or interest over Demised Premises. 31.3 THE LESSEE acknowledges and agrees that in the event of termination of Lease for any reason as provided in this Lease Deed, if any amount is due from THE LESSEE then the same shall be recovered with interest at DPI rate from THE LESSEE and THE LESSEE shall not be allowed to remove its equipments, furniture and fixtures, other movable assets and properties etc. from Demised Premises/Said Building/Said Complex till all the due amounts are paid. 31.4 It is further agreed by THE LESSEE that THE LESSOR shall be entitled to adjust Security Deposits deposited by THE LESSEE under this Lease Deed against any / all sums due to THE LESSOR including Monthly Rent and Maintenance Charges for the un-expired period of lease Term, Taxes for Demised Premises, interests, damages etc. In the event the aggregate of arrears of Monthly Rent, any other sum due and payable and the above mentioned costs / expenses exceed the amount deposited as Security Deposits under this lease Deed, then THE LESSEE shall pay to THE LESSOR to the extent of such amounts due to THE LESSOR over and above the amount deposited as Security Deposits. 31.5 Subsequent to the termination and after the lapse of time if so permitted by THE LESSOR to THE LESSEE for removal of equipments furniture and fixtures, other movable assets and properties etc. from Demised Premises / Said Building / Said Complex, THE LESSEE hereby agrees and authorizes THE LESSOR to remove all equipments, furniture and fixtures, other movable assets and properties etc. to any other place in Said Building / Said Complex. These acts of THE LESSOR are, however, without prejudice to all its other rights as mentioned in this Lease Deed. - 21 -

31.6 THE LESSEE shall make the payments as stipulated in clause 32.1 and 32.2 (as the case may be) to THE LESSOR in case Lease is terminated under this clause 31 of this lease Deed. 32. TERMINATION BY THE LESSEE BEFORE/AFTER EXPIRY OF LOCK-IN PERIOD’ 32.1 Termination by THE LESSEE before the expiry of Lock-in period: THE LESSEE shall not have the right to terminate lease until expiry of Lock-in period. In case THE LESSEE terminates Lease prior to the expiry of Lock-in period, THE LESSEE shall be liable to give a prior written notice. In such an event, THE LESSEE shall be liable to pay the amount equivalent to Monthly Rent, Car Parking Charges, Taxes for Demised Premises, Facade Signage Charges (if any), Maintenance Charges, taxes and any other charges for the entire unexpired Lock-in period or for Notice Period, whichever is higher. Upon such termination, THE LESSEE shall handover the peaceful, vacant and physical possession of Demised Premises to THE LESSOR in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit-out works, reasonable wear and tear excepted. In the event THE LESSEE fails to handover Demised Premises to THE LESSOR upon termination as aforesaid, then THE LESSEE shall be treated as an unauthorized occupant and shall also be liable to pay Use and Occupation Charges as provided in clause 34.1 of this lease Deed and shall also be liable for all actions under Laws. 32.2 Termination by THE LESSEE after the expiry of lock-in period: THE LESSEE may terminate Lease, by giving a prior written notice for Notice Period anytime after the expiry of Lock-in period, or by making payment of Monthly Rent, Car Parking Charges, Taxes for Demised Premises, Facade Signage Charges (if any), Maintenance Charges, taxes and any other charges in lieu of Notice Period. Upon such termination, THE LESSEE shall handover the peaceful, vacant and physical possession of Demised Premises to THE LESSOR in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit-out works, reasonable wear and tear excepted. In the event THE LESSEE fails to handover Demised Premises to THE LESSOR upon termination as aforesaid, then THE LESSEE shall be treated as an unauthorized occupant and shall also be liable to pay Use and Occupation Charges as provided in clause 34.1 of this Lease Deed and shall also be liable for all actions under Laws. 32.3 THE LESSEE shall pay Monthly Rent, Car Parking Charges, Taxes for Demised Premises, Facade Signage Charges (if any), Maintenance Charges, taxes and any other charges as stipulated in clause 32.1 and 32.2 above {as the case may be) in case Lease is terminated under clause 31 of this lease Deed. 32.4 THE LESSEE acknowledges that it does not have any right to object to any amount claimed / demanded by THE LESSOR as stated above and further specifically and voluntarily agrees not to raise any dispute against such claim / demand made by THE LESSOR. 33. REINSTATEMENT OF DEMISED PREMISES’ THE LESSEE shall hand over the peaceful, vacant and physical possession of Demised Premises in as good condition as it was in at the time when THE LESSEE was handed over Demised Premises for interior fit-out works, together with THE LESSOR’s fixtures and fittings installed therein, if any, {reasonable wear and tear excepted) on the expiry / earlier termination of this Lease Deed, whichever is earlier. 34. USE AND OCCUPATION CHARGES AFTER THE TERMINATION OF LEASE: 34.1 lf Lease is terminated by either Party or expires by efflux of time and Demised Premises is not vacated and / or handed over by THE LESSEE in accordance with the terms of this Lease Deed, THE LESSEE shall be liable to pay Use and Occupation Charges as detailed in Annexure C-I, along with amount equivalent to Monthly Rent, Car Parking Charges, - 22 -

Taxes for Demised Premises, Facade Signage Charges (if any), Maintenance Charges, taxes and any other charges as provided in Annexure C-I till handover of the vacant possession of Demised Premises by THE LESSEE to THE LESSOR. 34.2 THE LESSEE acknowledges that it does not have any right to object to any amount claimed / demanded by THE LESSOR as stated above and further specifically and voluntarily agrees not to raise any dispute(s) against such claim / demand made by THE LESSOR. THE LESSEE also acknowledges and agrees that tile right of THE LESSOR to demand Use and Occupation Charges shall be without prejudice to the rights and remedies of THE LESSOR under this Lease Deed and under Laws. 35. LEASE RENEWAL AND ESCALATION: 35.1 THE LESSEE shall have the option to renew this Lease Deed for Lease Renewal Term(s) and such renewal shall be permitted by THE LESSOR, provided that: (a) THE LESSEE has communicated to THE LESSOR by a written notice at least six (6) months prior to the expiry of Lease Term its intention to renew Lease for Lease Renewal Term; and (b) THE LESSEE has been performing all its obligations under this Lease Deed to the satisfaction of THE LESSOR including but not limited to payment of all dues. 35.2 THE LESSEE acknowledges and agrees that the renewal shall not be permitted if any amount under this Lease Deed is due and payable by THE LESSEE. 35.3 It is dearly agreed and understood that a fresh lease deed shall be executed for Lease Renewal Term. The Lease Renewal Term shall only be effective if a fresh lease deed is executed between the Parties stamped and registered before the expiry of Lease Term. 35.4 THE LESSEE shall be liable to pay the escalations in payments under this lease Deed including Monthly Rent, Car Parking Charges, Taxes for Demised Premises, Facade Signage Charges (if any), Maintenance Charges, Security Deposits etc. as provided in Annexure C-I during lease Term or Lease Renewal Term, if any. 36. INTELLECTUAL RIGHTS (IPR): THE LESSEE represents, undertakes and assures to THE LESSOR that: 36.1 It is the owner / licensee of !PR being used in Demised Premises and has full right, title and interest in the use of such IPR. It shall operate from Demised Premises only with valid and subsisting ownership/ license of IPR in its favour. 36.2 Any IPR if used by THE LESSEE in Demised Premises / Said Building / Said Complex does not and shall not infringe IPR of any third party. 36.3 THE LESSEE has not received any notice of claim against it involving any conflict or claim of conflicts with respect to any IPR. 36.4 THE LESSEE undertakes to hold THE LESSOR harmless from any action brought about by any third party for any IPR infringement by THE LESSEE. 36.5 THE LESSEE undertakes to defend any and all such acts, suits, proceedings, claims, judgments etc. against THE LESSOR in connection with IPR and any fees, costs, expenses of any kind related or incidental to any such action with respect to !PR incurred by THE LESSOR in defending itself shall be borne by THE LESSEE, which THE LESSEE agrees to pay within seven (07) days of demand by THE LESSOR. 37. FORCE MAJEURE/ NON PERFORMANCE OF OBLIGATIONS: 37.1 Either Party shall not be held responsible for any consequences or liabilities under this Lease Deed if it is prevented in performing its obligations by reason of Laws, action by Governmental Authority or due to reasons of force majeure which may include but not limited to riots, insurrection, war, terrorist action, act(s) of God and any other - 23 -

unforeseen circumstances beyond its control Upon happening of any such force majeure event, either Party would inform the other Party of such event. Upon abatement of such event, either Party would inform the other Party about cessation of the same. 37.2 In the event Demised Premises or any part thereof be destroyed or damaged due to the following circumstances (including but not limited to): i) Fire (not caused by any willful act or negligence of THE LESSEE or its employees, agents, vendors, visitors, service providers etc.); ii) Act(s) of God like earthquake, tempest, flood or lightning etc.; iii) By reasons of Laws, action by Governmental Authority; iv) Violence of any army or mob or enemies of the country; v) Act of any terrorist, insurgent or any group acting against the Government or the people of the country; vi) Any other irresistible force rendering Demised Premises unfit for the business operations; then, THE LESSEE shall, temporarily vacate the whole or such portion of Demised Premises, as may be required, to enable THE LESSOR to carry out repairs and to restore Demised Premises in as good condition as it was in at the time of handover of Demised Premises for interior fit-out works. 37.3 In any of the events mentioned in clause 37.1 and 37.2, all payments specified under this Lease Deed for the affected portion of Demised Premises shall abate till the time Demised Premises or the affected portion of Demised Premises is repaired and restored to as good condition as it was in at the time of handover of Demised Premises for interior fit-out works. 37.4 All payments specified under this lease Deed during such period shall continue to be made by THE LESSEE for the unaffected portion of Demised Premises. 37.5 If the above situation continues for a period of more than ninety (90) calendar days, then notwithstanding lock-in period, either Party may terminate this Lease Deed by giving a prior written notice of thirty (30) days and THE LESSOR shall refund the Security Deposits paid by THE LESSEE, subject to recovery / adjustment of the outstanding dues, if any, under this Lease Deed. In such an event, THE LESSEE shall not be under any obligation to make the payments as stipulated in clause 32.1 for the unexpired Lock-in period, if any. 37.6 THE LESSOR shall not be responsible for paying any expenses or for any financial or legal consequences arising out of such force majeure situation. 37.7 The performance of THE LESSOR’s obligations shall be subject to performance of obligations including regular payment(s) as stipulated under this Lease Deed, by THE LESSEE. 38. SALE / MORTGAGE / TRANSFER: 38.1 In the event THE LESSOR transfers either by way of sale or mortgage or creates a third party charge / right in any manner whatsoever, on Demised Premises / Said Building / Said Complex, THE LESSEE acknowledges that it does not have any right to raise any objection to the same. 38.2 Such creation of mortgage / charge shall not affect the rights of THE LESSEE to use Demised Premises during Lease Term. 38.3 In case of sale, upon intimation by THE LESSOR, THE LESSEE shall attorn as a tenant to the new transferee on the same terms and conditions as stated in this Lease Deed. 39. TIME IS THE ESSENCE OF LEASE: Time is the essence of Lease and THE LESSEE shall perform all its obligations under this Lease Deed in a timely manner. - 24 -

40. WAIVER: Failure of either Party to enforce at any time or for any period of time the provisions hereof shall not be construed to be waiver of any provisions or of the right thereafter to enforce each and every provision hereof. 41. SEVERABILITY: If any provision is determined to be void or unenforceable under Laws, such provisions of this Lease Deed shall be deemed amended or deleted to the extent necessary to conform to Laws and the remaining provisions of this Lease Deed shall remain valid and enforceable. 42. PLURALITY OF THE LESSEE: If two or more persons are included in the term “THE LESSEE” all covenants, terms, conditions and restrictions shall be binding on them jointly and each of them severally. 43. GOVERNMENTAL / STATUTORY PROCEDURAL REQUIREMENTS: All compliances including procedural requirements required by Governmental Authority and / or laws, as applicable from time to time with respect to the obligations of the Parties under or arising out of this Lease Deed shall be done by the respective Party. 44. CONFIDENTIALITY: 44.1 Subject to clause 11.3, no announcements, disclosures, publicity of any nature, regarding either Party and other negotiations vis-á-vis Lease will be made by either Party unless the form, content and timing of the release is approved in writing by the Parties hereto. 44.2 Either Party may disclose the existence of Lease to its legal counsels, accountants, lenders, merchant bankers, engineers, architects, interior designers, vendors, suppliers and other persons who need to be aware of the existence of Lease, and to the extent that such disclosure is required by Laws or by any Governmental Authority. 45. INDEMNIFICATION: THE LESSEE agrees to defend, indemnify and hold harmless THE LESSOR from and against any and all damages, liabilities, costs, expenses (including reasonable attorneys’ fees, expert fees and other legal expenses) and settlement amounts incurred in connection with (i) gross negligence, misrepresentation, error or omission on the part of THE LESSEE or its representatives relating to or concerning the performance of the obligations by THE LESSEE as specified herein; (ii) breach by THE LESSEE of the provisions of Laws; (iii) infringement of patent, copyright, trade secret or other intellectual property right of a third party; and / or {iv) any suit, claim, or action by any third party against THE LESSOR as a result of any act and / or omission to act by THE LESSEE. 46. ASSIGNMENT: THE LESSEE shall not assign or otherwise transfer this Lease Deed or any right, benefit or obligation hereunder (whether by operation of laws or otherwise) to any other person without prior written consent of THE LESSOR. It is agreed that THE LESSOR shall have the right to transfer or assign all (or any part) of its rights or obligations under this Lease Deed to any person, provided that any such assignment will result in the subsequent performance by the assignee of all of THE LESSOR’s obligations under this Lease Deed. The assignee shall expressly assume and agree to perform such obligations and shall become solely responsible for all obligations of THE LESSOR under this Lease Deed from the date of assignment. In addition, and without limitation to the foregoing, THE LESSEE expressly affirms and agrees that THE LESSOR may, provided it does not in any manner affect lease and performance of obligations under this Lease Deed, sell its assets; its securities in a public offering or in a - 25 -

private placement; may merge, acquire other companies, or be acquired by / merged / amalgamated into another company; and may undertake a refinancing, recapitalization, leveraged buy-out, or other economic or financial restructuring. 47. ONLY LESSOR LESSEE RELATIONSHIP: Nothing contained herein shall be deemed or construed by the Parties hereto, or by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the Parties hereto or any other relationship, other than the relationship of THE LESSOR and THE LESSEE. 48. GOVERNING LAW: This Lease Deed and the rights and obligations of the Parties under or arising out of this Lease Deed shall be construed and enforced in accordance with Laws of India. 49. DISPUTE RESOLUTION: All or any disputes arising out of, touching upon, connected with, concerning or in relation to the terms of this Lease Deed including the interpretation and validity of the terms thereof and the respective rights and obligations of the Parties shall be settled amicably by mutual discussion failing which the same shall be settled through arbitration. The arbitration shall be governed by the Arbitration & Conciliation Act, 1996 or any statutory amendments / modifications thereof for the time being in force. The arbitration proceedings shall be held at New Delhi by the sole arbitrator who shall be appointed by THE LESSOR and whose decision shall be final and binding upon the Parties. THE LESSEE hereby confirms that he / she / it shall have no objection to this appointment of the arbitrator by THE LESSOR. The arbitration proceedings shall be in English language only. The District courts at Gurgaon and the Punjab and Haryana High Court at Chandigarh alone shall have the jurisdiction concerning all matters in this Lease Deed. 50. EXECUTION AND REGISTRATION OF LEASE DEED: 50.1 All costs, charges, stamp duty etc. including any penalties / imposition thereof, on execution and registration of this lease Deed or on all other instruments and deeds to be executed pursuant to this Lease Deed, as applicable, shall be borne and paid solely by THE LESSEE. It is hereby clarified that it shall be the obligation of THE LESSEE to pay 911 such charges as and when demanded by Governmental Authority in this regard and THE LESSEE does hereby undertake to keep THE LESSOR indemnified against any such charge / liability. However each Party shall bear its own legal fees and expenses. 50.2 The stamp duty and registration charges shall be paid by THE LESSEE on or before signing of this Lease Deed. 50.3 THE LESSEE shall be responsible for the compliance of The Indian Stamp Act, 1899, local stamp act and rules made thereunder, The Registration Act 1908 and rules made thereunder and the respective state enactments, as applicable. 50.4 The original executed and registered Lease Deed shall be retained by THE LESSOR and a certified copy of the same shall be provided to THE LESSEE. 50.5 The original Lease Deed shall be produced by THE LESSOR as and when required by THE LESSEE upon receipt of prior notice of two (2) days from THE LESSEE, except in case of emergency(ies). 50.6 This Lease Deed along with the annexure(s) constitutes the entire agreement between the Parties and revokes and supersedes all previous discussions, written or oral, correspondence, LOI and / or any / all agreements understanding deeds etc. between the Parties. - 26 -

51. **MODIFICATION / AMENDMENT / VARIATION:**

This Lease Deed shall not be changed or modified except by written amendment by way of an addendum duly agreed and signed by the Parties. However, for matters pertaining to car parking spaces, Façade Signage, normal business hours, modification / amendment / variation may be made by way of any instrument including letter agreement signed by the Parties.

52. **NOTICES:**

Any notice, letter or communication to be made, served or communicated unto either Party under these presents shall be in writing and shall be deemed to be duly made, served or communicated only if the notice, letter or communication is addressed to other Party, at the address given in Annexure C-I or such other addresses as may be intimated in writing, and sent by registered post / fax / email (given hereunder) / speed post or delivered personally with acknowledgement.

THE LESSOR, DLF Cyber City Developers Limited through its authorized signatories Mr. Nishant Banerjee and Mr. R. P. Punjani authorized to execute lease deeds vide board resolution dated 2.11.2015 have executed this Lease Deed. This Lease Deed is presented for registration before the registering authority by Mr. Jasmer Singh S/o Mr. Balwant Singh R/o K7/29, DLF City, Phase II, Gurgaon - 122002, who has been authorized vide board resolution dated 2.11.2015 of THE LESSOR to appear before the registering authority and present for registration, acknowledge and get registered this Lease Deed executed by Mr. Nishant Banerjee and Mr. R. P. Punjani on behalf of THE LESSOR.

IN WITNESS WHEREOF the Parties hereto have set their hands to these presents on the day, month and year first and above mentioned.

THE LESSOR:

SIGNED AND DELIVERED on behalf of the above named DLF Cyber City Developers Limited acting through Mr. Nishant Banerjee and Mr. R. P. Punjani, its authorized signatories:

In the presence of:

For and on behalf of
DLF Cyber City Developers Limited

WITNESSES:

1.

(Nishant Banerjee) & (R. P. Punjani)
AUTHORIZED SIGNATORIES

2.

THE LESSEE:

SIGNED AND DELIVERED on behalf of the above named MakeMyTrip (India) Pvt. Ltd. acting through Mohit Kabra, its authorized signatory:
In the presence of:

WITNESSES:

For and on behalf of
MakeMyTrip (India) Pvt. Ltd.

1.

(Mohit Kabra)
AUTHORIZED SIGNATORY

2.

- 27 -

ANNEXURES A. COMMERCIAL C-I - Commercial terms & conditions forming integral part of lease C-II - Description of the Said Plot C-III - Electronic clearing system activation form B. TECHNICAL T-I - Tentative Gross leasable Area calculations T-II - Description of the floor plan(s) of Demised Premises T-III - Car parking spaces for use by THE LESSEE T-IV - Maintenance Charges (indicative) T-V - Tentative building specifications T-VI - Sharing of services/ division of floor T-VII - Guiding principles for the interior fit-out works of Demised Premises T-VIII - Handover for the interior fit-out works of Demised Premises T-IX - List of drawings required for submission by THE LESSEE T-XI - Building Guidelines/ THE LESSEE’s responsibility during interior fit-out works, additions/modifications/alterations of interior fit-out works and during lease Term/ Lease Renewal Term and operations during Lease Term/ Lease Renewal Term T-XI - Compliance Certificate

ANNEXURE C-1 COMMERCIAL TERMS & CONDITIONS FORMING INTEGRAL PART OF LEASE S. NO ITEM DESCRIPTION 1. Demised premises (Refer Addendum) Floor in Said Building. 2. Gross Leasable Area of Demised Premises 1,38,293 square feet (12,847,674 square meters approximately). 3. Said Building Tower A, B & C 4. Said Complex DLF Building No. 5 Said Plot DLF Cyber City, Gurgaon 6. Lease Commencement Date 10th December 2016. 7. Rent Commencement Date 25th March 2017 8. Lease Term Three (03) years from Lease Commencement Date. 9. Date for commencement of THE LESSEE’s interior fit-out works Lease Commencement Date 10. Monthly Rent (Refer Addendum) Rs. (Rupees only) calculated at the rate of Rs. Per square foot per month/ Rs./-per square meter per month (Rupees only per square foot per month/ Rupees only per square meter per month) of Gross Leasable Area of Demised Premises. 11. Car Parking Charges (Refer Addendum) Rs./- (Rupees only for car parking space(s) at Rs./ - per car parking space per month. (Rupees only) per car parking space per month. 12. Date of payment of commencement of Car Parking Charges 25th March 2017 - 29 -

13. Lease Renewal Term(s) and Escalation(s) (Refer Addendum) term(s) of years each. During Lease Term and Lease Renewal Term Monthly Rent, Car Parking Charges, Façade Signage Charges, Security Deposits etc., shall be enhanced at the end of and month/year from by 15% over and above last payable respective amount. Interest Free Refundable Security Deposit shall always be equivalent to months’ corresponding Monthly Rent and upon escalation as mentioned hereinabove, the differential amount shall be payable by THE LESSEE on or before such escalation. 14. Interest Free Refundable Security Deposit (IFRSD) (Refer Addendum) Rs. (Rupees only) calculated at the rate of Rs. /- per square foot per month / Rs. /- per square meter per month (Rupees only per square foot per month / Rupees only per square meter per month) of Gross Leasable Area of Demised Premises in the following manner: Payment on signing of LOI: months’ Monthly Rent amounting to Rs. /- (Rupees only). On signing of Lease Deed: months’ Monthly Rent amounting to Rs. /- (Rupees only). IFRSD shall always be equivalent to months’ corresponding Monthly Rent of Demised Premises as prevailing at any point of time during Lease Term. Further, upon escalation in Monthly Rent as mentioned at serial number 13 hereinabove, the differential amount shall be payable by THE LESSEE on or before such escalation. 15. Maintenance Charges 1.2 times of expenses/expenditure/costs which as on 1st Nov 2016 are estimated as under: a) For 12*5.5 business hours i.e. 8.00 am to 8.00 pm IST monday to friday and 8.00 am to 2.00 pm IST on saturday excluding sunday, public and national holidays: Rs. 21.75/- per square foot per month (Rs. 234.12 per square meter per month) (Rupees Twenty One and Paise Seventy Five only per square foot per month/Rupees Two Hundred Thirty Four and Paise Twelve only per square meter per month). b) For THE LESSEE’s specific business hours i.e. am to pm IST to and am to pm IST - 30 -

on excluding saturday and/or sunday, public and national holidays: Rs. /- per square foot per month (Rs. per square meter per month) (Rupees only per square foot per month/ Rupees only per square meter per month) (as applicable). c) For 365*24*7 business hours excluding public and national holidays: Rs. 36 /- per square foot per month (Rs. 387.50/- per square meter per month) (Rupees Thirty six only per square foot per month/ Rupees Three Hundred Eighty Seven and Paise fifty only per square meter per month). For working beyond normal business hours as opted by THE LESSEE above the charges will be as per serial number 23. In the event Said Building is already operational and THE LESSEE is carrying out the interior fit-out works but does not utilize the central air conditioning for Demised Premises during such interior fit-out works period (which shall not be beyond 8 months from lease Commencement Date), maintenance will be charged at 50% of the Maintenance Chares for normal business hours, till such time air-conditioning is switched on in Demised Premises. 16. Interest Free refundable Maintenance Security Deposit(IFRMSD) Rs. 1,80,47,237/- (Rupees One Crore Eighty Lakhs Forty Seven Thousand Two Hundred and Thirty Seven only) calculated at the rate of estimated Maintenance Charges of Rs. 21.75/- per square foot per month/ Rs. 234.12/- per square meter per month (Rupees Twenty one and Paise Seventy Five only per square foot per month/Rupees Two Hundred Thirty Four and Paise Twelve only per square meter per month) of Gross Leasable Area of Demised Premises for six (06) months’ in the following manner: 1. payment on Signing of Lease Deed Rs. 1,80,47,237/- (Rupees One Crore Eighty Lakhs Forty Seven Thousand Two Hundred and Thirty Seven only); and 2. Payment of the differential amount as computed based on Six (06) months’ Maintenance Charges as prevailing at 37th 73rd and 109th month from Lease commencement Date, as the case may be, shall be made by THE LESSEE by the 1st day of the respective month. 17. Interest Free Refundable Utilities Security Deposit (IFRUSD) An aggregate of the following: a) Rs. NIL /- (Rupees

NIL only) @ Rs. NIL per KVA for power load of 830 KVA calculated as 0.006 KVA per square foot of Demised Premises; b) Rs. /-(Rupees only) per KVA for additional power load of KVA (as and when applicable); including:- ● Non-refundable charge for additional power load: Rs. /-(Rupees only) per KVA. ● Refundable deposit for additional load: Rs. /-(Rupees only) per KVA. ●Infrastructure cost at cost + 20%; c) Rs. /-(Rupees only) towards one time non-refundable cost of meters/ monthly meter hire charges (as applicable) for power / power back-up; and d) Rs. /-(Rupees only) towards one time non-refundable cost of meter(s)/ monthly meter hire charges (as applicable) for air handling unit (“AHU”) electrical usage. 18. Power Load 0.006 KVA per square foot aggregating to 830 KVA. Additional load:- KVA (if required by THE LESSEE). 19. Normal business hours a) 12*5.5 business hours i.e. 8.00 am to 8.00 pm IST monday to friday and 8.00 am to 2.00 pm IST on saturday; or b) business hours i.e. am to pm IST monday to friday and am to pm IST on saturday; or c) 365*27*7 business hours. (*Delete whichever is not applicable) 20. Electricity / power charges As per actual consumption of units and as follows:- a) For supply of power from grid power (subject to availabiliity) - As per applicable grid rates; b) For supply of power from back up sources - Cost + 20%; c) For supply of power from utilities company - Cost + 20%. - 32 -

21. Power back charges Cost + 20%. 22. Water charges Rs. (unit X units consumed in Demised Premises for the month or as determined from time to time. 23. Extra Hour Charges For working beyond normal business hours: Rs. 0.13/· per sq. ft. per hour on gross leasable area of the full floor even if the area of Demised Premises is less than the full floor area or per hour rate for Demised Premises to be intimated by the building manager. or For working beyond normal business hours: Rs. 0.23/- per sq. ft. per hour on the Gross Leasable Area of Demised Premises or per hour rate for Demised Premises to be intimated by the building manager. 24. Use and Occupation charges A per day amount calculated for each day of occupation Charges beyond termination/ expiry, calculated on the basis of Three (03) times the last payable Monthly Rent, as applicable immediately before termination/ expiry, divided by 30 days. 25. Façade Signage Number of signage(s) One (01) number(s) as per enclosure at location. 26. Façade Signage Rs. NIL-Charges (Rupees only) comprising of façade signage charges of Rs. for slot no. 27. lock-in period Forty Eight (48) Date. months from lease Commencement 28. Notice Period for 6 months. termination of lease 29. Stamp duty, As applicable, payable by THE LESSEE on or before signing of registration charges Lease Deed. and other incidental charges 30. Taxes for Demised As applicable, shall be paid by THE LESSEE. Premises 1. Other Miscellaneous a) Gas or IGL charges: As applicable, shall be paid by THE Charges LESSEE. b) Services provider, telecom & DTH charges: As applicable, shall be paid by THE LESSEE. 32. DPI Rate 18 % per annum.
33. Common passage and wall partition cost, if any (one time non-refundable cost) payable on signing of lease Deed Rs. NIL/- (Rupees Nil, only).

34. Charges for terrace area Rs. /- (Rupees only) per month for months. 35. Communication address For THE LESSOR:- Name & Designation Mr. Amit Grover Director (Offices) Address 10th Floor, Gateway Tower, DLF Cyber City, Phase III. Gurgaon - 122002 Phone- Fax- E Mail: @dlf.in For THE LESSEE:- Name & Designation Mr. Mohit Kabra Group Chief Financial Officer Address Tower A, SP lnfocity, Plot No. 243. Udyog Vihar, Phase I, Gurgaon (Haryana)- 122016 Phone- Fax- E Mail 36. LOI (Refer Addendum) THE LESSOR: /s/ Nishant Banerjee & /s/ R. P. Punjani Nishant Banerjee & R. P. Punjani AUTHORISED SIGNATORY/IES THE LESSEE /s/ Mohi Kabra Mohit Kabra AUTHORISED SIGNATORY - 34 -

ANNEXURE C-II DESCRIPTION OF THE SAID PLOT 35

ANNEXURE C-III ELECTRONIC CLEARING SYSTEM ACTIVATION FORM Fields in red are mandatory for activating ECS (NEFT / IFSC) mode of payment 1 Name of THE LESSOR : DLF Cyber City Developers Limited 2. Contact person: Ms. Nancy Rana 3 Designation : Senior Manager 4 Address : 6th Floor, Gateway Tower DLF Cyber City, Phase Ill, Gurgaon - 122002 5 Mobile No : 6 Contact No : 0124-4778035 7 Email ID: rana-nancy@dlf.in 8 Fax : 9. PAN: AACCD3572H 10. TAN: 11. Bank Name : HDFC Bank Limited 12. Bank Address : Shopping Mall. DLF City I, GGN 13. Account No : 0442320001962 14. NEFT Code : 15. RTGS Code : IFSC : HDFC0000044 16. Swift Code * : Note: THE LESSEE to check with concerned bank for NEFT / RTGS / SWIFT Codes. Swift Code is required in case THE LESSEE has an account with HSBC bank. Bill-wise details against NEFT payments by mail. - 36 -

ANNEXURE T – I

TENTATIVE SUPER AREA CALCULATIONS

SUPER AREA CALCULATIONS
BLOCK - A, BUILDING – 5, CYBER CITY, GURGAON

FLOOR / OFFICE NO.	OFFICE AREA		TERRACE AREA		SUPER AREA		TOTAL SUPER AREA	
	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)
18th / 18F/1	1176.209	12661	-	-	1470.261	15826	1470.261	15826
19th / 19F/1	1647.712	17736			2059.640	22170	2059.640	22170
19th / 19F/4	617.706	6649			772.133	8311	772.133	8311
19th / 19F/5	838.239	9023			1047.799	11279	1047.799	11279
TOTAL	**4279.866**	**46069**	-	-	**5349.833**	**57586**	**5349.833**	**57586**

The Super area shall be the sum of Office area of the said premises and its prorata share of Common areas in the entire said building i.e., Building – 5.

Whereas the Office area of the said premises shall mean the entire area enclosed by its periphery walls including area under walls, wall cladding, columns AHU, lift lobies and electrical rooms, half the area of walls common with other premises etc. which form integral part of said premises. Common area shall mean all such parts / areas in the said building which M/s MakeMyTrip (India) Pvt. Ltd. / Occupants of the said premises shall use by sharing with other Allottees / Occupants in the said building including entrance canopy and lobby, stilt area, atrium, corridors and passages, common toilets, area of cooling towers, security / fire control room(s), lift shafts, all electrical shafts, D.G. shafts, AC shafts, pressurisation shafts, plumbing and fire shafts on all floors and rooms, staircases, mumties, refuge areas, lift machine rooms, water tanks, electric substation and transformers. In addition entire services area in basement including but not limited to D.G. set rooms, AC plant room underground water and other storage tanks, pump rooms, maintenance and service rooms, fan rooms and circulation areas etc. shall be counted towards common area.

Super area of offices provided with attached useable open terrace(s) shall also include half the area of such terrace(s).

37

ANNEXURE T – I

TENTATIVE SUPER AREA CALCULATIONS

SUPER AREA CALCULATIONS
BLOCK - B, BUILDING – 5, CYBER CITY, GURGAON

FLOOR / OFFICE NO.	OFFICE AREA		TERRACE AREA		SUPER AREA		TOTAL SUPER AREA	
	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)
18TH / 18F/4	1365.297	14696	-	-	1706.621	18370	1706.621	18370
19TH / 19F	3774.296	40627			4717.870	50783	4717.870	50783
TOTAL	**5139.593**	**55323**	-	-	**6424.491**	**69153**	**6424.491**	**69153**

The Super area shall be the sum of Office area of the said premises and its prorata share of Common areas in the entire said building i.e., Building – 5.

Whereas the Office area of the said premises shall mean the entire area enclosed by its periphery walls including area under walls, wall cladding, columns AHU and electrical rooms, half the area of walls common with other premises etc. which form integral part of said premises. Common area shall mean all such parts / areas in the said building which M/s MakeMyTrip (India) Pvt. Ltd. / Occupants of the said premises shall use by sharing with other Allottees / Occupants in the said building including entrance canopy and lobby, stilt area, atrium, corridors and passages, common toilets, area of cooling towers, security / fire control room(s), lift shafts, all electrical shafts, D.G. shafts, AC shafts, pressurisation shafts, plumbing and fire shafts on all floors and rooms, staircases, mumties, refuge areas, lift machine rooms, water tanks, electric substation and transformers. In addition entire services area in basement including but not limited to D.G. set rooms, AC plant room underground water and other storage tanks, pump rooms, maintenance and service rooms, fan rooms and circulation areas etc. shall be counted towards common area.

Super area of offices provided with attached useable open terrace(s) shall also include half the area of such terrace(s).

37(a)

ANNEXURE T – I

TENTATIVE SUPER AREA CALCULATIONS

SUPER AREA CALCULATIONS
BLOCK - C, BUILDING – 5, CYBER CITY, GURGAON

FLOOR / OFFICE NO.	OFFICE AREA		TERRACE AREA		SUPER AREA		TOTAL SUPER AREA	
	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)	(SQM)	(SFT)
19TH / 19F/3	858.680	9243	-	-	1073.350	11554	1073.350	11554
TOTAL	**1073.350**	**11554**	**1073.350**	**11554**	**1073.350**	**11554**	**1073.350**	**11554**

The Super area shall be the sum of Office area of the said premises and its prorata share of Common areas in the entire said building i.e., Building – 5.

Whereas the Office area of the said premises shall mean the entire area enclosed by its periphery walls including area under walls, wall cladding, columns AHU and electrical rooms, half the area of walls common with other premises etc. which form integral part of said premises. Common area shall mean all such parts / areas in the said building which M/s MakeMyTrip (India) Pvt. Ltd. / Occupants of the said premises shall use by sharing with other Allottees / Occupants in the said building including entrance canopy and lobby, stilt area, atrium, corridors and passages, common toilets, area of cooling towers, security / fire control room(s), lift shafts, all electrical shafts, D.G. shafts, AC shafts, pressurisation shafts, plumbing and fire shafts on all floors and rooms, staircases, mumties, refuge areas, lift machine rooms, water tanks, electric substation and transformers. In addition entire services area in basement including but not limited to D.G. set rooms, AC plant room underground water and other storage tanks, pump rooms, maintenance and service rooms, fan rooms and circulation areas etc. shall be counted towards common area.

Super area of offices provided with attached useable open terrace(s) shall also include half the area of such terrace(s).

37(b)

annexure t - ii description of the floor plan(s) of the demised premises

ANNEXURE T - II DESCRIPTION OF THE FLOOR PLAN(S) OF THE DEMISED PREMISES 38(a)

ANNEXURE T-III CAR PARKING SPACES FOR USE BY THE LESSEE Number of car parking spaces in the basement/stilt/ surface car parking spaces for use by THE LESSEE one hundred and thirty eight (138) numbers - 39 -

ANNEXURET-IV MAINTENANCE CHARGES (INDICATIVE) A. The Maintenance Charges shall be 1.20 times the sum total of the following charges / expenses / expenditure calculated on sq.ft. of Gross Leasable Area basis and shall be charged every month. The charges / expenses / expenditure shall include but shall not be limited to the following: 1. Annual maintenance contracts, service contracts, including taxes & statutory levies as applicable, lease rental and other charges for operation and maintenance of all equipments installed /to be installed. 2. Water for all purposes. 3. Electricity for central air-conditioning (excluding AHUs) and all services provided including in the parking, common and external areas. 4. Maintenance of landscaped areas, compound wall, tube well, electrification sewerage, roads and paths and any other services within the boundary of Said Plot. 5. Maintenance, cleaning, painting and necessary replacements of a revenue nature in common areas including cost of maintenance of basements and common services therein. 6. Security services. 7. Direct / indirect maintenance and administrative staff related to the maintenance of the Said Building. 8. All consumables for all services in common areas. 9. Annual fees of various authorities. 10. Diesel and lubricants etc. for DG sets and cost of gas and lubricants etc. for gas generators and air conditioning systems etc. 11. All replacements / refurnishing of parts of various equipments used in maintenance services. 12. Augmentation / upgradations / replacement / deployment of existing and additional security / fire / other electromechanical systems acquired through leasing / amortization / rental basis. 13. Expenses incurred on infrastructure in and around the Said Building. 14. Insurance of the Said Building 15. Depreciation / sinking fund / lease rentals of all electro-mechanical equipments, including but not limited to chillers, D.G. Sets and lifts. 16. Maintenance Charges for Car Parking Spaces. 17. Any expenditure incurred on personnel, administrative and any other related cost of the custom/excise staff posted at SEZs. B. Cost of exclusive services, if any, provided to the occupant shall be extra. c. Service Tax and other taxes, as applicable, shall be additional. D. Any other expenditure incidental or related to maintenance of the Said Building/Said Complex.

ANNEXURE T-V TENTATIVE BUILDING SPECIFICATIONS    Structure     RCC framed structure Finishes External facade Combination of clear float glass and/or reflective floats glass with granite / metal cladding / exterior paint / any other. Atrium, lift lobbies floors & walls. Combination of Indian marbles and / or granites. Main staircase(s) / fire escape staircase(s)Terrazzo / kota stone / good concrete. Elevators High speed passenger elevators. Service elevator Parking Still/surface/basements Amenities Centrally air conditioned building - provision for office area air conditioning provided upto AHU on each floor. The internal distribution system of air conditioning shall be sole responsibility of the tenant. Power back up 100% power back-UP including power back up for AC system also. Fire fighting As per Laws. Wash room If provided, with CI/GI piping with no CP fittings, fixtures, wall / floor finishes. Electricity/telephone Provision on each floor up to the shaft. Connections have to be arranged by respective owners/users. No Electric conduits or wiring shall be provided in the slab. NOTE: A. Materials specially the imported ones are subject to availability as per prevalent policies of Govt. of India. B. The above specifications are subject to change at the sole discretion of THE LESSOR.

ANNEXURE T-VI SHARING OF SERVICES / DIVISION OF FLOOR (i) In case Demised Premises is not contiguous with the AHU due to which the ducting is required to pass through any other lessee’s premises on the same floor, then THE LESSEE will provide FCU/AHU for Demised Premises and will also bring chilled water piping upto Demised Premises. (ii) However, in case of floor division into two or more offices, such that the services are to be shared amongst the occupants / lessees of the floor, THE LESSEE will design their services in sharing with the other lessee(s) on the floors. Similarly, THE LESSEE will not object to any other lessee passing their services from THE LESSEE’s Demised Premises (if required). Any damage to the interiors of THE LESSEE while passing of any common services by any other lessee will be rectified by the other lessee taking services through THE LESSEE’s premises. (iii) THE LESSEE ((if THE LESSEE is the first occupant to be using common AHU which is to be shared with the later occupant(s) / other lessees), will make arrangements in their ducting / plenum for tap-off for any other lessee whose services are designed from a common AHU shared by THE LESSEE. (iv)The necessary electrical connection for the FCU/AHU is to be done by THE LESSEE and connected to THE LESSOR’s panel by doing the necessary modifications. Also, the cost of chilled water piping / any electrical / plumbing / fire fighting modification shall be borne by THE LESSEE. (v) HVAC plenum and lowside ducting needs to be done by THE LESSEE at its own cost. In case, all occupants/ lessees of the floor have closed their false ceiling and no duct is left for future occupant/ lessee, THE LESSEE occupying at later stage will have to install their own FCU and make the necessary connections to chilled water lines. THE LESSEE is required to share the cost of HVAC plenum/ ducting provisioning with other occupants/ lessees. (vi) Any dismantling of false ceiling of common areas for services by THE LESSEE is to be made good (as per THE LESSOR’s specifications) by THE LESSEE at their own cost. (vii) Sprinkler tap - off: THE LESSEE has to take tap - off for down type Sprinklers with installation of valves under supervision of Building Management Team - 42 -

ANNEXURE T-VII GUIDING PRINCIPLES FOR THE INTERIOR FIT-OUT WORKS OF DEMISED PREMISES Please refer Annexure T-X. - 43 -

ANNEXURE T-VIII HANDOVER OF DEMISED PREMISES FOR OCCUPATION 1.    Gas generators, DG and chillers shall be commissioned for servicing the Demised Premises when THE LESSEE has completed their scope of work for the low side before the integration with THE LESSOR high side services can be done. The services will be provided / connected within three working days of THE LESSEE’s request after THE LESSEE has completed their scope of work including interiors as per drawings approved by THE LESSOR. 2.    Lift facility will be available one day before THE LESSEE starts operations, when advised by THE LESSEE. 3.    THE LESSEE to discuss and finalize all connectivity issues relating to telephone and wireless services with the service provider. Cables of Telephone Service Provider shall be terminated to the basement of the building. 4.    THE LESSOR shall not provide any storage space to THE LESSEE in the basements of Said building. - 44 -

ANNEXURE T-IX LIST OF DRAWINGS AND DETAILS REQUIRED FOR SUBMISSION BY THE LESSEE 1. Architectural Design 1.    Interior layout drawing showing all the facilities provided. 2.     Typical section details showing the false ceiling height. 3.    Additional pantry detail drawings if any. 4.    False ceiling details along the curtain/ structural glazing. 5.    Equipment layout with dimensions and weight for UPS/ server/ hub/ battery room or any other area with additional structural load. 6.    Clear width of passage/corridors leading to fire exits. 2.     Electrical Design 1.    Electrical load sheet (equipment and lighting load details). 2.    SLD showing load balancing of the system. 3.    Electrical layout. 4.    Data and raceway layout. 5.    Power and LV system layout. 6.    Fire detection and alarm system layout indicating type of detectors and spacing between them & from walls/partitions. 7.    PA system layout 8.    Coordinated reflected ceiling plan with other services. 9.     Number of earth pits required to be provided. 10. Earthing schematic 11. Lighting layout with emergency lighting indicated. 3.     HVAC Design 1.    Heat load calculations 2.    Ducting layout showing AHU capacity. 3.    Chilled water pipe routing if provision of FCU required. 4. Number of outdoor split units required in case provided by THE LESSEE 5.    Toilet and pantry ventilation layout. 6.    Occupancy details. 4. Plumbing and Fire Fighting Design 1.    Population/ occupancy details. 2.    Toilets and pantry plumbing detail drawings with all fixture and pipe sizing indicated. 3.    Sprinkler system layout indicating spacing between sprinklers, distance from partitions & pipe sizes. 4. Fire suppression system layout for server / hub/ UPS & battery room showing location of nozzles, size and location of gas cylinders, control panel, abort switch etc. 5.    Fire exit signage location 6.    Fire evacuation plan 5.     Additional Drawings required for the Retail/ kitchen area 1. Kitchen exhaust (including duct material detail) and routing, details of fire suppression system provided for hoods. 2.    Scrubber specifications including size, weight, load distribution details, location and ducting 3.    Fresh air system 4.    Grease trap location 6. Facade signage - 45 -

1.    Elevation of the signage with complete dimensions 2.    Day & night view of signage 3.    Fixing details, a.    Structural calculations with Staad file b. Size of hoarding c.    Level of bottom & top of hoarding with respect to ground level. d.    Wind load calculations (consideration of appropriate gust factor) e.    Design calculation of hoarding supporting structure like supporting columns, beams, bolts& base plate etc. f.    Sustainability check of existing structure like columns on which the entire signage is resting (should be checked for amount of moment & reaction from signage). g.    Deflection criteria to be checked. h. Staad model. 4.    Drawings showing proper elevation, section & connection details. 5.    Electrical SLD Important Design Considerations THE LESSEE shall design the interior fit-outs considering the base building drawings Architectural Design 1.    Design should be in compliance with laws. 2. Brickwork / blockwork will not be allowed. Only temporary partitions such as gypsums shall be used for interior fit-out works. 3. Toilet and pantry layout shall be maintained as indicated in the base building layout. Any modification in the toilet layout including the change in orientation of WCs or other fixture shall not be allowed. 4. THE LESSEE shall provide 2 hours fire rated smoke check doors at all entry / exit points of the Demised Premises. 5. Spacing between back to back rows of straight workstations shall not be less than 1900mm. 6. Maximum number of workstations in a row counted shall not exceed 7 numbers if exit corridor is provided on only one side of the row. 7. Maximum number of workstations in a row counted shall not exceed 14 numbers if exit corridor is provided on both side of the row. 8. Spacing between back to back rows of L-shaped workstations shall not be less than 700mm. Only roller blinds to be provided. 9. Partitions within the Demised Premises to be designed to terminate at mullions/ walls/ columns, keeping an expansion joint of 5mm to be filled with silicon sealant only. 10. Provision for trap door has been made for all shafts. Trap doors to be provided by THE LESSEE with proper locking arrangement. The trap doors shall not be permanently sealed/ closed. One set of keys for the trap doors should always be available with the on-duty security guard of THE LESSEE so that the shaft is accessible during any emergency. The shaft(s) accessible through Demised Premises to be kept clean by THE LESSEE at all times. 11. Location of server room / UPS room or any other facility room where additional structural load is to be considered should be clearly marked with the equipment load details and layout, for structural design consideration. 12. Any modification sought in the base building or any facility which has an impact on the building’s architectural feature should be highlighted in the architectural drawings for review. Such modifications seeking any structural changes, facade changes or aesthetics of Said Building would not be considered. - 46 -

Electrical Design    1.    Only MS/GI Conduits shall be used for electrical wiring. 2. The smoke detection and PA system    being provided    by THE LESSEE is required to be integrated by THE LESSEE with base building’s smoke detection and PA system. 3. Response indicators shall be provided    by THE LESSEE for above ceiling detectors and also for rooms which are normally kept locked. HVAC Design 1. THE LESSEE shall provide motorized fire dampers. 2. Fire dampers to be put both in supply ducting and return air path. 3. AC split units/ PACs to be designed only for critical areas such as server room/ hub room/ UPS room. For cafeteria, a separate chilled water tap-off with motorized on-off switch can be taken (in case THE LESSEE wants to avoid mixing of AHU air and cafeteria air). 4. THE LESSEE’s services such as ducting etc. shall not pass through the common area (lift lobby, common corridors). 5. The AC distribution system inside the Demised Premises should be well designed and executed with proper supply and return air path. THE LESSEE should also ensure uniform distribution of air through proper design and execution of AC duct. Proper functioning of VAV or any air modulating unit installed inside Demised Premises shall be ensured by THE LESSEE. Plumbing and Fire Fighting Design 1. Upright layer of sprinklers provided by THE LESSOR shall not be disturbed by THE LESSEE. A separate tap-off has been provided for installing the second layer of pendant type sprinklers. 2. Joints for sprinkler drop    points    to be MS threaded for pipe sizes below 50mm as required by Laws. 3. Quick response sprinkler bulbs to be installed. 4. THE LESSEE shall provide sprinklers and smoke detectors in toilets as part of their fit-outs. 5. Flexible connections for sprinklers if used shall    be UL    listed    & tested for working pressure at 200psi. 6.     In server room/ UPS room/ Electrical room/ Hub room, clean agent based total flooding system shall be provided by THE LESSEE. 7. Only cisterns to be used. No flush valves allowed. Notes: 1. Please ensure to mention THE LESSEE’s name, building name, floor and area on all the drawings. 2. Please    submit the    complete set    of    drawings/ details which    will    be    reviewed/ commented on by THE LESSOR’s architect/ consultant and    returned to THE LESSEE. Incomplete submission will not be accepted. THE LESSEE to submit a photocopy of the commented drawings to THE LESSOR’s Building Management team before start of works on site. 3. Drawings should be coordinated with other services’ drawing. 4. Drawings should    be of legible format and should    be duly signed    by THE LESSEE’s architect/consultant. 5. Name of THE LESSEE’s architect/consultant with contact details should be mentioned on all the drawings.                - 47 -

ANNEXURE T-X BUILDING GUIDELINES DURING INTERIOR FIT-OUTS WORKS, ADDITIONS/ MODIFICATIONS/ ALTERATIONS OF INTERIOR FIT-OUT WORKS (REFERRED HEREINAFTER AS INTERIOR FIT-OUT WORKS) AND DURING THE LEASE TERM/ LEASE RENEWAL TERM AND DURING OPERATIONS INDEX: BUILDING GUIDELINES DURING INTERIOR FIT-OUT WORKS 1. Work Standards 2. Noise and Vibration 3. Storage 4. Waste Management 5. Hazardous substances 6. Site Inductions 7. First Aid 8. Electrical Works 9. Electrical Isolation and Equipment 10. Working at heights a. Scaffolding b. Ladders c. Access to the rooftop 11. Personal Protective Equipment and Clothing 12. Guarding 13. Fire Protection 14. Provision of kitchen and pantries a. For offices having small pantries b. For offices with provision of hot plate / electrical appliance based cooking c. Protection of kitchen hood & duct 15. Drawings & specifications BUILDING GUIDELINES FOR OPERATIONS 16. Contact Point 17. Sign in/ sign out 18. Signs 19. Environment 20. Safety a. THE LESSEE’s responsibilities as an employer b. THE LESSEE’s employees’ responsibilities c. Incident reporting d. Alcohol and Drugs e. Recycling - 48 -

f. Explosives 21. Cooling and heating of Premises 22. Supervision 23. Insurance 24. Cleaning 25. Use of facilities 26. Services 27. No dangerous behavior 28. Use of Common Areas 29. Delivering goods using trolley 30. Equipment 31. Elevator, escalator rules 32. Rubbish 33. Loading dock and service yard 34. THE LESSEE must obey fire regulations 35. Danger or risk to person or property 36. Parking 37. Other requirements 38. Breach of Building Guidelines      - 49-

THE LESSEE shall ensure that the execution and implementation of the interior fit- out works is in compliance with Laws. The following are the Building Guidelines effective as on the date the Demised Premises is handed over to THE LESSEE for interior fit-out works/ Lease Commencement Date. The Building Guidelines form part of the Lease Deed and may be amended by THE LESSOR at any time in accordance with the lease Deed and as per Laws. All safety procedures laid down by THE LESSOR from time to time shall be followed by THE LESSEE. Any other safety measure deemed necessary for safe execution of the work shall be taken by THE LESSEE to ensure safety. THE LESSEE shall ensure that no structural changes/ damage take place. Note: 1. THE LESSEE includes THE LESSEE’s employees, agents, customers, contractors, invitees and any other person claiming under THE LESSEE.     It follows that if a Building Guideline requires THE LESSEE to do (or not do) something, THE LESSEE must ensure that its employees, customers etc. do (or refrain from doing) that thing; 2.     The Building Manager means the person THE LESSOR nominates as the manager of the Said Building; 3. Building Management means management and running the day to day affairs of the Building including but not limited to leasing, marketing and smooth operations, safety and security etc. for the Said Building; 4.     Where the context permits, THE LESSOR includes the Building Manager; and 5. Words beginning with capital letters that are defined in the Lease Deed shall have the same meaning in the Building Guidelines. BUILDING GUIDELINE FOR INTERIOR FIT OUT WORKS 1: Work Standards 1.1     All works to be carried out in a professional manner and only by appropriately licensed and professionally trained personnel. 1.2 THE LESSEE’s contractors shall ensure that all work undertaken on site, as well as the equipments and tools used shall conform to relevant safety standards and legislative requirements. THE LESSEE’s contractors shall be required to modify or remove any equipment that does not meet these requirements of THE LESSOR. 1.3     An indemnity bond shall be required to be furnished by THE LESSEE to THE LESSOR / Building Management prior to commencement of any work in the Demised Premises / Said Building. 2: Noise and Vibration 2.1     During normal business hours, no noisy interior works such as drilling, hammering, cutting, chiseling etc. is to be carried out by THE LESSEE. The same can be done after normal business hours in consultation with THE LESSOR’s Building Management team. However, works other than the above can be carried on which cause no disturbance to the other occupied floors in the Said Building/ Said Complex. In a new building where no other occupant is operational, the interior works may be done on 24 hours basis. In a multi-tenanted building, as soon as any other occupant/ lessee completes their interior works and becomes operational; no noisy works to be done during office hours. - 50 -

2.2     Building Management reserves the right to stop work in cases of excessive noise or where they believe the safety or “quiet enjoyment” of the other occupants/ Lessees or their staff and general public is compromised. 2.3 All hours of work must be agreed to with Building Management prior to commencement of such works. 3. Storage 3.1 THE LESSEE to ensure that the stair cases are not blocked with interior fit-out material. 3.2 No material to be stocked in the lift lobby area. 3.3 THE LESSEE shall not store paint and other combustible material at Demised Premises. The material may be brought onto the floor for interior finishing as and when it is required. 3.4 No storage (even temporary) of any material/ records in basement is allowed. 4: Waste Management 4.1 It is THE LESSEE’s contractor and THE LESSEE’s responsibility to dispose of the rubbish in an appropriate manner. 4.2 THE LESSEE’s contractors shall maintain on the site, during the progress of their works, a suitable heavy-duty industrial vacuum cleaner and shall thoroughly clean all work areas daily. 4.3 All rubbish must be removed daily from the site as it accumulates. Every day, on completion of work, THE LESSEE shall ensure that the site is cleaned off of all combustible & non-combustible scrap including any wood/paper/loose paint /any other material/scrap is removed from the Demised Premises. 4.4 Washing paint and grease from hands is not permitted in the Said Building’s bathroom facility. 4.5 Any hazardous materials (e.g. asbestos, foam, chemicals etc.) must be disposed of in accordance with governing regulations. 4.6 Wet and dry garbage shall be disposed separately as per the Said Building’s policy 5: Hazardous substances THE LESSOR subscribes to an environmentally sensitive approach to hazardous substances, therefore THE LESSEE and THE LESSEE’s contractors are expected to seek out and recommend suitable alternatives to the use of hazardous substance if possible. THE LESSOR actively supports the use of safe products and therefore requires that all chemicals and substances used on its Property are as environmentally safe as possible. 6: Site Inductions All THE LESSEE’s staff and THE LESSEE’s contractors conducting the interior fit-out works in the Said Building /Demised Premises must attend THE LESSOR’s site induction programme and obtain an induction certificate prior to commencement of such works. In addition, prior to the commencement of works at the Demised Premises, all THE LESSEE’s contractors must conduct a risk assessment of the proposed works they are undertaking and provide a safe work method statement. THE LESSEE’s contractor must ensure that their staff complies with safe work method statement at all times. Wherever applicable, THE LESSEE’s contractor will be nominated as THE LESSEE’s Principal contractor and will be responsible for complying with all requirements of the relevant guidelines. 7: First Aid All THE LESSEE’s contractors/ staff on site must keep a suitable first aid kit at all times located on the work site and shall familiarise themselves with the Said Building’s first aid facilities. All THE - 51 -

LESSEE’s contractors/ staff shall provide first aid training to their personnel to be engaged at the Demised Premises with the Environment, Health and Safety (EH&S) requirements. THE LESSEE’s contractor must have supply of adequate first aid facilities for their work, but as a minimum a first aid kid must be on-site with THE LESSEE’s contractor. 8: Electrical works 8.1 No work is permitted on “live” electrical installations except for the purpose of commissioning or testing and after a written safe work method statement has been completed by the licensed electrician who will carry out the work. 8.2 Ladders used in electrical works should     be fully insulated     by provision of rubber/neoprene shoes. 8.3 For the operational usage, THE LESSOR has provided the electrical tap-off in electrical room along with sub-meters installed for supply of power from grid/supplying agency and back-up power. THE LESSEE to tap-off electricity through proper distribution panel / board properly earthed. The distribution of electricity inside the Demised Premises during the interior fit-out works shall be responsibility of THE LESSEE. 8.4 All electrical installation shall be carried by an authorized licensed contractor and THE LESSEE shall submit the installation test certificate issued by the same contractor and certificate of verification of these installations by a reputed electrical consultant. THE LESSEE will ensure that the workmen deployed for the interior fit-out works are meeting the statutory requirements depending on the trade/ activity (electrical, welding, gas cutting etc.). 8.5 During interior fit-out works, the electrical supply for fit-outs to be given through portable DG/ Building DG (if installed). In case power for fit-outs is provided through temporary portable DG installed outside, THE LESSEE will have to take the tapping though a cable of suitable rating from outside the Said Building. THE LESSEE to take the electricity in a proper panel / fitted with MCB & ELCB with proper earthing. Cable of proper rating to be used as per load. No loose connection & joints in wires will be allowed. During interior works while using drilling/hammering machine or any other electrical equipment, THE LESSEE shall ensure that proper 3 pin plugs are used. No over loading of socket will be allowed. All hand tools shall have double insulation facility. 8.6 All machines / tools to be used by THE LESSEE are required to be of reputed make and shall meet all safety requirements. All rotating parts of machines I tools shall be adequately guarded to prevent any accidental contact. 8.7 All outgoing feeders single phase & 3 phase in Panels & DBs outlets shall be suitable of individual equipment rating and outgoing feeders must have a protection arrangement so that it should trip in the event of overload, short circuit & earth fault. 8.8 All material to be used should be of IS Standard & from reputed manufacturer. No sub-standard material to be used. 8.9 No aluminum cable to be used. Only copper cables of lSI make to be used. 8.10 Under no circumstances, during interior fit-out works/ operations, should the safety system in the circuit / MCB / ELCB be bypassed. THE LESSEE is required to ensure that this is adhered to under all circumstances. 8.11 LED/ CFL & tubes with electronic chokes to be used. Aluminum / copper chokes shall not be used. 8.12 Compressors of split AC/ precision AC is required to be serviced regularly to avoid overheating / jamming of compressor/ fan motor. Stabilizer sockets to be checked regularly for heating. 8.13 Supply from one socket to be used for one source only and 3 wire cable to be used rather than 3 different cables. Overloading of sockets shall not be permitted. -52-

8.14 Balancing of load should be proper in all 3 phases. 8.15 Coffee machine/ water cooler/ oven and any other Electrical appliances should be properly earthed and to be used with a proper rating of cable through 30mA ELCB. 8.16 For power output 15 amp plug, for lighting 5 amp plug, and for AC, industrial sockets to be used by THE LESSEE. 8.17 Small step down transformer for lighting to be properly secured on the true ceiling. No such transformer/ electronic choke shall be kept/ secured on false ceiling. 8.18 No PVC pipes to be used for Electrical wiring; only MS/GI pipes to be used. 8.19 Electrical panel wiring to be properly dressed and the gap between the phases, phase to neutral/ earth shall be as per IE rules. 8.20 CT provided in the electrical panel should be of proper size and should have a proper gap between the space and CT to be checked for any heating/ cracking. CT secondary shall not be open under any circumstances. 8.21 One circuit should not have more than eight light point or two power points. 8.22 Only LED signages to be used. 8.23 THE LESSEE to ensure that the electro-mechanical systems installed in the Demised Premises is properly maintained during their interior fit-out works and during operations. THE LESSEE to also ensure that no fire spreads from the Demised Premises. 8.24 THE LESSEE to have the audit of their entire Electrical systems done on a half-yearly basis by a reputed Electrical consultant and provide a certificate certifying that all THE LESSEE’s installations including insulation resistance are in good and safe working condition and does not have any possibility of short circuit and becoming a fire source. The aforesaid certificate is required to be submitted to the Building Management team on half-yearly basis. 8.25 THE LESSEE to have the audit of their entire HVAC systems done on a half-yearly basis by a reputed HVAC consultant and provide a certificate certifying that all THE LESSEE’s installations are in good and safe working condition and does not have any possibility of short circuit and becoming a fire source. The aforesaid certificate is required to be submitted to the Building Management team on half-yearly basis. 9: Electrical Isolation and Equipment 9.1 Compact fluorescent lamps/ LED/ any other energy efficient equipment as mandated under applicable Laws and/ or as advised by THE LESSOR shall be used by THE LESSEE for the purpose of internal lighting. 9.2 Isolation of electrical supply on the switchboards is only to be carried out by a qualified or authorised person after prior approval from Building Management has been obtained. 9.3 Main switches, circuit breakers or fuses must be tagged, with an approved tag stating reasons for isolation and signed by a qualified person. 9.4 All equipment must be fully tested prior to the tag being removed and the circuit energised. Only the person who tagged the equipment may authorise the removal of the tag and energising the system. 10: Working at heights 10.1 Written safe work method statements must be supplied for all works carried out at over 1.8 metres from the ground (Working at heights). When accessing any high areas or near edges where there is a risk of falling down, THE LESSEE or THE LESSEE’s contractor - 53 -

must ensure all personnel are trained in the safe working procedures applicable. As a minimum risk control strategy, all personnel will wear full body harness, shock-absorbing lanyard and be connected to a fall restraint or fall arrest system. 10.2 THE LESSEE’s contractor must supply personal protective equipment as required to complete the work. 10.3 Whenever work at height (Working at heights) is in progress, area below shall be adequately barricaded to prevent injury to people due to falling material. Scaffolding Any work to be carried out at heights that require the use of scaffolding must be complied with the relevant work safe regulations. Ladders Ladders must be in good order and structurally sound. Ladders must be of industrial grade approved standards. All THE LESSEE’s contractors must conduct safe use of Ladder training for all their employees prior to coming to site. Ladders are not to be placed against any window or electrical equipment, cupboards, fire or water lines etc. When using ladders in public areas, appropriate barriers and warning signs must be used on all sides of the ladder. No ladder is to be left standing if unattended in public areas of the Demised Premises/Said Building/ Said Complex. Access to the rooftop Access to the rooftop/ terraces can be gained on request. THE LESSEE’s contractors must contact Building Management and complete a restricted areas access permit prior to entering this area. Please note when using a ladder, three limbs must be in contact with the ladder at all times. No ladders are to be left standing, if unattended. When tools or equipment need to be carried to the rooftop/ terrace, it must be done using the stairwells only. If the load is awkward or heavy, an alternative means must be adopted after consulting Building Management. Hazardous areas are generally identified by yellow line marking and signage - communicating a no go zone, where an extreme caution is always warranted. 11: Personal Protective Equipment and Clothing 11.1 It is the responsibility of the supervisor or Manager of THE LESSEE to ensure that their personnel and their contractor’s staff have suitable protective clothing and equipment to carry out their tasks safely. 11.2 No workman shall be permitted to work without wearing appropriate Personal Protective Equipment (PPE). The PPE is required to meet the relevant IS standards or shall have CE approval. 12: Guarding Guarding covering such items as rotating couplings, grinding wheels and general moving machinery (i.e. compactors) must not be left off without the correct isolation being in place. - 54 -

No machinery, hand tools or any other type of equipment are to be operated without effective safety guards. 13:    Fire Protection    1.    The existing sprinkler systems provided is not to be isolated or closed at any point of time during interior works. 2.    THE LESSEE shall provide a separate network of sprinklers below the false ceiling. 3.    If no false ceiling is proposed to be provided but partitions are carried up to roof level, THE LESSEE shall install additional sprinklers to ensure that the distance between two sprinklers is not more than 3000 mm & from wall/partition not more than 1500 mm. 4.    Before starting the interior/fit-out works, THE LESSEE will also check for themselves that the sprinkler systems are in working condition. 5.    Upon completion of false ceiling, the sprinkler below false ceiling is to be charged. Only upon charging the sprinklers below false ceiling, THE LESSEE can do other interior works and can bring in the carpets / furniture / modular workstations/ chairs / wood for partitions etc. into the premises for installation. 6.    Sprinkler system shall be provided by THE LESSEE as per NBC and relevant IS code (IS:15105) 7.    Fire detection and alarm system with smoke / heat detectors shall be provided by THE LESSEE as per NBC and conforming to relevant IS code (IS: 2189). 8.    Fire detection, alarm systems and fire fighting systems must not be closed or isolated at any time even during the period when interior works are carried out or during the Lease Term or Lease Renewal Term. (should be as per NBC). 9.    Before start of Interior works, THE LESSEE to ensure minimum 4 nos. Fire Extinguishers (two each of ABC 5 kg and C02 6.8 kg), 4 Nos. Sand buckets & 4 nos. Water buckets are placed at different locations of the Demised Premises (on each floor). 10. 2 sets of Fire hose connections shall be taken by THE LESSEE from the nearest Fire Hose Cabinet and shall be available at the fit-out area in a ready to use condition. 11. Zonal fire detection panels are provided on all floors. THE LESSEE to ensure that at any point of time there would be smoke detectors spread over the Demised Premises operational and connected to the Zonal panel. 12. During interior works, THE LESSEE to ensure proper signages and fire escape routes are prominently displayed inside their premises. 13. Security Guards professionally trained in fire fighting systems to be deployed on each floor during all shifts round the clock.    They should be capable of handling the fire-fighting equipment provided on the floors such as fire hydrants etc. 14. The Said Building/ Said Complex is a no smoking zone. THE LESSEE to ensure that even during interior    fit-out    works, no person smokes inside the Demised Premises/ Said Building. Match Boxes & Cigarette Lighters are not allowed in the Said Building. 15. No items of any nature to be stored by THE LESSEE in the electrical control/ panel room. A stray electrical spark may result in such items catching fire; moreover, presence of such items may impede access to control Panel in times of emergency. 16. Use/storage of cooking gas / cooking gas cylinders in the Demised Premises is not allowed. 17. THE LESSEE’s Security Personnel should not remain inside the offices after they have been closed for the day. Unauthorized smoking by such staff can also contribute to major fire. After closing hours, THE LESSEE’s security/ guard be stationed outside the                - 55 -

office (and not within), and the interiors of the offices can be monitored by then over closed circuit video cameras. 18. THE    LESSEE shall ensure the fire exit routes    from their    premises    are free    from obstruction at all times. All the exit doors shall not have any mechanical latches / bolts or locks. These doors shall be provided with panic bar for exit from inside the Demised Premises 19. All access controlled    doors provided by THE    LESSEE shall be integrated with the fire detection and alarm system of the Demised Pemises and shall automatically deactivate in case of any fire. Emergency manual override button shall also be provided with these doors. 20. THE LESSEE shall ensure that their PA and Fire Alarm system is integrated with Building PA and Fire System, before starting their operations. 21. THE    LESSEE shall ensure that motorized AHU supply & return Dampers provided by them are closing on activation of Fire alarm and simultaneously AHU shall also trip. 22. Response indicators shall be provided by THE LESSEE for above ceiling detectors and also for rooms which are normally kept locked. THE LESSEE shall install automatic fire detection and alarm system with clean agent total flooding Fire suppression System, FM 200/Novac 1230 or equivalent, in Server Room / Hub room, UPS / Battery room.    The automatic clean agent total flooding fire suppression    system shall always remain on Automatic mode and will not be kept on manual mode under any circumstances. 23. UPS & Battery room enclosure shall be constructed with 2 hour fire rated partitions & doors. 24. Fire detection and fighting system shall be maintained by THE LESSEE as per relevant IS standards. (IS: 2189, IS: 15105, IS:2190 etc.) 25. Hot works Before doing any welding works, THE LESSEE to obtain hot works permit from THE LESSOR and ensure that the site is clear, no paper/wood pieces/or any other combustible material is around and adequate standby fire-fighting mechanism in place in the area where the hot works are being carried out, which includes at least 2 numbers of fire extinguishers, 1 number    of sand    buckets, 1 number    of water    bucket etc. are in place. THE    LESSEE’s contractor must know proper handling of fire extinguisher during emergency. Once the welding is completed, the site to be re-inspected for any welding spark. No gas of any kind to be used for welding purposes. Only arc/electrical welding to be used. THE LESSEE shall ensure that maximum two sets of gas cutting sets with trolley shall be allowed to be stored in the Demised Premises. THE LESSEE shall ensure no hot works shall be allowed if adhesive (glue) work and solvent based painting work is being carried out within 10 meters (including grinding work) to avoid any fire incident. 14:    Provision of kitchen and pantries Provision of pantries and kitchens in the Demised Premises shall be subject to the following: 1.    Offices having smaller pantries    with facility of heating the precooked    food with micro ovens & induction plates (no cooking) where any cooking is not carried out & hoods are not provided. For these Pantries, normal fire detection    with heat detectors & sprinklers for automatic fire suppression are considered adequate. 2.    For kitchens in the Demised Premises where apart from heating the pre-cooked food, cooking is also carried out by means of hot plates and other electrical appliances: - 56 -

i.    Suitable fire suppression system for the    protection of kitchen    hoods shall be provided, two types of fire suppression system are being adopted in most of the kitchens which are also acceptable to local fire authorities. These are: a)    Wet-chemical kitchen fire suppression system. b)    Watermist kitchen fire suppression Systems. ii.                Material for exhaust duct iii. The material of all kitchen exhaust duct shall be either carbon steel    of thickness not less than 1.37 mm or stainless steel of thickness not less than 1.09 mm. iv.                Protection of exhaust ducts The exhaust ducts are also    required to be protected by providing    high temperature sprinkler (140 degrees Celsius) inside the duct (every 3 mtr along the horizontal run and on top of the duct in the vertical run unless there is any bend or off set in which case an additional sprinkler shall be provided at the offset. For providing sprinklers in the ducts, tapping may be taken from the header running in the kitchen. v. The material of all kitchen exhaust duct shall be either carbon steel of thickness not less than 1.37 mm or stainless steel of thickness not less than 1.09 mm. vi.                Cleaning of kitchen hood & Duct Kitchen hood & Duct shall be cleaned as per the following process: a.    The kitchen    and oven ducts shall be cleaned at an interval of not more than 3 months. b.    The filters on the kitchen hood and oven shall be cleaned daily. c.    The responsibility for cleaning the ducts shall be with THE LESSEE d.    THE LESSEE    shall submit    to THE LESSOR an annual    schedule for the quarterly cleaning of ducts. e.    THE LESSEE    shall    engage a reputed vendor who has    the    requisite expertise, manpower and equipment to carry out the duct cleaning work. f.    THE LESSEE shall obtain a certificate from the vendor after the cleaning is carried out. g.    THE LESSEE shall make    arrangement for taking photographs of duct before and after the cleaning is carried out. h.    THE LESSEE shall submit to THE LESSOR the copy of the cleaning certificate along with the before and after photos and maintain client wise record. i. The date of cleaning and the next due date for cleaning shall be marked with a sticker in easily visible manner on the duct. Fire blanket shall be provided by THE LESSEE in the kitchen. j.    Type K extinguishers shall be provided by THE LESSEE in the kitchen in addition to the other type of fire extinguishers. 3.    Protection of kitchen hood & duct: i. THE LESSEE shall submit the    detail of these installations including    kitchen    & duct layout, hood detail, fire suppression system detail for hood, sprinkler layout for duct, detail of extinguishers to be installed in the kitchen, to the lessor for review prior to installation on site. ii.    The details & drawings shall be reviewed by THE LESSOR’s fire consultant. THE LESSEE shall    incorporate all the    observations comments given    by THE LESSOR’s fire consultant in their design and re-submit the revised GFC drawings prior to installation on site. iii.    After the kitchen installation is completed by THE LESSEE, the same shall be inspected by THE LESSOR’s Fire Consultant. kitchen operations shall be started only after all - 57 -

observations made by THE LESSOR’s Fire Consultant are incorporated in the installation. 15. Drawings & specifications 1. THE LESSEE shall ensure that the fit-out works is done as per the drawings reviewed & commented on by THE LESSOR’s architect/ consultant. No deviation will be allowed. 2. Brickwork / blockwork will not be allowed. Only temporary partitions such as gypsums shall be used for interior works. 3. Toilet & pantry layout shall be maintained as indicated in the base building layout. Any modification in the toilet layout including the change in orientation of WCs or other fixture shall not be allowed. 4. THE LESSEE to use fire retardant material in the design of their interior fit-out works. 5. While designing of interior works by THE LESSEE, it should be kept in mind that the access to the fire hydrants is not restricted in any way. 6. For flushing of water closets only cisterns/concealed cisterns are to be used. No flushing valves to be installed. BUILDING GUIDELINES FOR OPERATIONS As and when there is Puja/ Havan in the Demised Premises, THE LESSEE shall do so with the prior written approval for the same from THE LESSOR’s Building Management team after intimating the essential details like time, date and the venue. 16: Contact Point THE LESSEE must advise THE LESSOR of THE LESSEE’s contact address and telephone number in case of an emergency. THE LESSEE must immediately advise THE LESSOR of any changes to these details. 17: Sign In/ Sign Out All THE LESSEE’s contractors working on site must sign in and sign out on a daily basis. THE LESSEE and THE LESSEE’s contractor by signing in are acknowledging that they understand the Building Guidelines and they shall abide by them at all times. If they are found working on SITE without having signed in, they will be made to cease work immediately and be made to sign in. if they repeatedly commence works without signing in, THE LESSEE’s contractor will be removed from the site immediately and may be denied entry to site in the future. 18: Signs 31.1 THE LESSEE must not, without THE LESSOR’s consent, place and use or erect any sign, flag, banner, light, name, awning, canopy, advertisement or any other item: a) outside of the Demised Premises (including the entry door / entrance to the Demised Premises); or b) where it may obstruct the visual presentation immediately inside the entry, to the Demised Premises. 19: Environment Environmental considerations have become increasingly central to the manner in which we approach our business. So too, THE LESSEE’s contractors and THE LESSEE are expected to be aware of their environmental responsibilities. - 58 -

The reductions of energy and water consumption, along with the emission of carbon dioxide (a major greenhouse gas) are important issues which need to be addressed by THE LESSOR’s, THE LESSEE’s contractors and THE LESSEE. THE LESSOR is continuously investigating safer, non-toxic methods of water treatment control along with the proper control of emissions and disposals of wastes, noxious or otherwise. It is important to remember that these environmental objectives and priorities apply to all the occupants of the Said Building including THE LESSEE, customers, THE LESSEE’s contractors and visitors. 20: Safety THE LESSEE must ensure that a safe working environment is provided and maintained for all occupants/ visitors of the Demised Premises/ Said Building. The information outlined below is for general reference only. For more detailed information on the Said Building’s OH&S requirements, please contact the Building Management. a. THE LESSEE’s responsibilities as an employer THE LESSEE, as an employer, has the responsibility to: Provide or maintain equipment and systems of work that are safe and without risk to health. Make arrangements for ensuring safety and absence of risk to health in connection with the use, handling, storage or transport of equipment and substances. Provide such information, instruction, training and supervision as may be necessary to ensure the health and safety at work of their employees. Provide or maintain a working environment for their employees that is safe and without risks to health and adequate with regard to facilities for their welfare at work. b. THE LESSEE’s employees’ responsibilities While at work, THE LESSEE’s employees have the responsibility to: Take reasonable care for the health and safety of persons who are at their place of work and who may be affected by their actions or omissions. Co-operate with regard to any requirement imposed in the interests of health, safety and welfare on their employer or any person by or under this act, or the associated health and safety legislation. Avoid intentional or reckless interference, with or misuse of anything provide in the interest of health, safety and welfare in pursuance of this act, or the associated occupational health and safety legislation. THE LESSEE’s contractors are encouraged to participate in keeping the Demised Premises a safe and healthy environment for all of us. c. Incident reporting All accidents and / or injuries, major or minor, are to be reported to Building Management. An incident report to be completed on all incidents, near misses and first aid treatments. THE LESSEE, THE LESSEE’s contractor and their employees are required to co-operate with THE LESSOR in any subsequent investigation or enquiry in to the accident or incident. It is made clear that no legal liability for such incidents shall attach to THE LESSOR on any account and THE LESSEE hereby undertakes to take full liability and responsibility in this regard. d. Alcohol and Drugs The consumption of alcoholic beverages, smoking of cigarettes/ beedis and drugs of abuse on the Premises is banned (other than at restaurants and bars which have a requisite bar license-to - 59 -

serve alcoholic beverages and/or have a designated smoking area). These are not to be brought onto or consumed on site. Persons affected by these are not permitted on site. Persons suspected of providing either cigarettes, beedis, drugs or alcohol within the Demised Premises will be removed from the Said Building. e. Recycling THE LESSEE must participate in any recycling program adopted by THE LESSOR for the Said Building. f. Explosives No explosives are allowed in the Said Building/ Said Complex. 21: Cooling and heating of the Demised Premises THE LESSEE must not, without THE LESSOR’s consent, use any equipment or devices for cooling or heating the Demised Premises other than those supplied by THE LESSOR. 22: Supervision All works carried out by THE LESSEE’s contractors must be supervised, for it’s duration, by a competent, full time foreman or supervisor who shall be fully experienced in all aspects of the works. The foreman is to be the tradesperson’s representative on the site and must be empowered to take all necessary actions as requested by Building Management in relation to safety, quality, performance and labour control, as well as the day to day organisation and planning of the works. 23: Insurance Prior to the commencement of works, all THE LESSEE’s contractors and trades people (including those employed by THE LESSEE) must provide certificates of currency for the following insurances: a) Public liability; b) Workers compensation; c) THE LESSEE’s contractors all risk; and d) Professional indemnity: 24: Cleaning 24.1 THE LESSEE must keep the Demised Premises free from all rodents, vermin, insects, pests, birds and animals and, if required by THE LESSOR, employ pest exterminators approved by THE LESSOR for that purpose at THE LESSEE’s cost. Any pest extermination must be undertaken outside the Building’s Trading Hours and with prior notice to THE LESSOR. 25: Use of facilities 25.1 THE LESSEE shall use facilities (e.g. toilets, sinks, basins, drains, plumbing and Said Building rubbish bins) in the Said Building and the Common Areas for their proper purpose. 25.2 THE LESSEE must not deposit any rubbish or foreign material in any of the facilities except in predesignated garbage rooms. Garbage to be transferred to garbage rooms must be taken within sealed garbage bags on wet garbage trolleys to avoid wet spillage in corridors, lifts and other service areas. 25.3 THE LESSEE must service, regularly empty and keep in thorough state of cleanliness and good repair all grease traps servicing the Demised Premises. 26: Services 26.1 THE LESSEE must not interfere with the operation of, and obey THE LESSOR’s requirements concerning, services (e.g. air-conditioning, elevators and smoke detectors) supplied by THE LESSOR. - 60 -

26.2 THE LESSEE shall be responsible for any charges that result from activation of services such as fire alarm or smoke detectors from the Demised Premises. 27: No dangerous behaviour 27.1 THE LESSEE must not do anything inside the Demised Premises or in the Said Building that is, or is likely to be, dangerous to anyone. 27.2 THE LESSEE shall promptly tell THE LESSOR of any accident to or problem with any services or facilities that need repair particularly if THE LESSEE is aware, or ought reasonably to be aware, that there may be a danger or risk to the Demised Premises, the Said Building or any person. 28: Use of Common Areas 28.1 THE LESSEE must not without THE LESSOR’s consent use or obstruct any part of the common Areas for any- a) business or commercial purpose; b)display or advertising; or c) other purpose prohibited by the lease or by law. 29: Delivering goods using trolley 29.1 THE LESSEE must only use the delivery areas of the common areas at the times approved by THE LESSOR. 29.2 THE LESSEE must ensure that any trolley used for carrying goods has rubber wheels and does not mark or damage the floor of the Building and makes minimal noise. The trolley edges must be covered with rubber strips to avoid any damage to lifts and building walls. 29.3 THE LESSEE must pay THE LESSOR the cost of any damage caused by the use of its trolleys. 30: Equipment 30.1 THE LESSEE must not bring or install any machinery, plant or equipment in the Demised Premises or in the Said Building without THE LESSOR’s consent. Where THE LESSEE is permitted to install such machinery, plant or equipment, THE LESSEE shall ensure that the static and dynamic loads of such machinery, plant or equipment conforms to the safe load bearing capacity of the floor and its supporting structure. 30.2 THE LESSOR does not consent to any machinery, plant or equipment that may cause any structural or other damage to the floors or other parts of the Premises or the Common Areas or nuisance (Including noise or vibration) to any occupier of the Building. 30.3 THE LESSOR shall provide its consent under this Building Guidelines, provided: 1) THE LESSEE must give THE LESSOR at least 7 days’ notice before the machinery, plant or equipment will be brought into the Building or the Premises; and 2) THE LESSEE must comply with THE LESSOR’s directions concerning the routing, installation and location of the machinery, plant and equipment. 3) That before any machinery, equipment, safe or furniture, etc. is moved into or out of the Demised Premises, due approval in writing must be taken by THE LESSEE from the Building Manager or other authorized personnel appointed by THE LESSOR, in the absence of which the movement thereof will not be permitted by THE LESSOR, provided, however, such movement will be allowed during normal business hours only. 31: Elevator, escalator rules 31.1 THE LESSOR may issue any direction about using any elevators, escalators in the Said Building/ Said Complex. THE LESSEE and its employees must obey these directions at all times. - 61 -

Lifts/ elevators/ escalators of reputed makes have been provided in the Said Building/ Said Complex. THE LESSEE shall ensure that only packaged / properly covered material is transported through the service lift. Loose material such as bricks, cement, debris shall not be carried through the service lift during interior fit-out works. THE LESSEE should educate its employees, visitors and customers with regard to the DO’s and DONT’s of the safe usage of these items. These are self-operating lifts/ elevators/ escalators. Do’s and Don’ts as recommended by the suppliers / facility manager are as displayed therein. The maintenance of these items is done by giving AMC’s to suppliers/ third parties. In the event of any mishap occurring, THE LESSOR or its employees shall not be held responsible for any consequences arising from usage of these items. 32: Rubbish 32.1     THE LESSOR may give THE LESSEE directions from time to time regarding the removal of rubbish If THE LESSEE does not comply with the directions then THE LESSOR may undertake the rubbish removal at the cost of THE LESSEE. 32.2 Cooking oils must only be disposed of in the receptacles, if provided for this purpose. Any costs arising from a breach of this rule must be paid by THE LESSEE. 33: Loading dock and service yard 33.1 THE LESSEE may only use any loading dock or service yard, designated by THE LESSOR for THE LESSEE’s use, for receiving or delivering goods at times designated by THE LESSOR from time to time (and in compliance with any local government by-laws or regulations) 33.2 THE LESSEE must ensure that the loading docks and service yards are not used to: a) store goods; or b)park vehicles other than when receiving or delivering goods. 34: THE LESSEE must obey fire regulations 34.1 THE LESSEE must not store or use flammable or explosive substances in the Premises, 34.2 THE LESSEE must: a) maintain and keep all fire sprinklers, emergency lighting, exit signs and fire fighting equipment in working order at all times and provide THE LESSOR with evidence of such maintenance when requested; b)observe and obey all fire or emergency drills; and c) ensure that it and its employees are fully aware of the Building’s safety and emergency procedures. d) comply with the rules of the Fire Services Authority of the State. 35: Danger or risk to person or property    35.1 THE LESSEE must immediately inform THE LESSOR or the Building Management of any actual, potential or perceived risk or danger (e,g. bomb threat, fire, liquid spill or leak) to any person or Property of which it is aware. 35.2 THE LESSEE must immediately obey the instructions (including a requirement to vacate the Premises) of THE LESSOR, and if applicable, the police or the fire brigade or other emergency authority, if there is any actual, potential or perceived risk or danger to person or property.    THE LESSEE must not re-enter the Demised Premises or the Said Building unless THE LESSOR or the police or fire brigade or other appropriate authority advises THE LESSEE that it is safe to do so. 35.3 THE LESSEE must, on an annual basis (or such lesser period of time prescribed by THE LESSOR or any statutory or governmental authority): - 65 -

a)provide THE LESSOR with details of any hazardous goods stored or which may be stored in the Premises and proof that the storage of such materials is and has been in accordance with the law; and b)                 provide THE LESSOR with copies of service and maintenance reports and details of compliance with all occupational health and safety regulations in relation to any cooling towers or similar equipment. 35.4    THE LESSEE must comply with all occupational health, safety and welfare regulations that apply to the Demised Premises and THE LESSEE’s business. THE LESSEE must, within 24 hours of receipt of any notice advising of a breach or potential breach of the regulations, provide a copy of that notice to THE LESSOR. To avoid unwanted publicity for the Said Building, THE LESSEE agrees that THE LESSOR may liaise with the relevant authority to assess the extent of the problem and determine the course of action that should be adopted to rectify the problem. THE LESSEE must cooperate with THE LESSOR’s requests in this regard. 36: Parking All vehicles parked in the Said Building/ Said Complex are at their own risk. THE LESSOR or his representative accepts no responsibility for damage to the vehicle, its contents or the safeguarding of any vehicle whilst parked in the Said Building. THE LESSEE assures and undertakes that No Parking of unauthorized fitted CNG cars either duly endorsed or not by Regional Transport Office (RTO) in basements and no parking of unauthorized fitted LPG cars either duly endorsed or not by RTO in the surface areas as the chances of occurrence of fire I explosion in such vehicles are very high. Only Manufacturer fitted CNG powered cars duly endorsed by RTO can be parked in basements and only manufacturer fitted LPG powered cars duly endorsed by RTO, can be parked in the surface parking areas. THE LESSEE further assures and undertakes that no CNG/LPG powered car except as hereinbefore provided shall be parked in the basements/podium or surface parking of the Said Complex. No Parking of CNG I LPG powered cars in basements as the chances of occurrence of fire/ explosion in such vehicles are very high. THE LESSEE shall use the parking spaces only for the purposes of parking its cars and for no other use. THE LESSEE undertakes that it shall not make any constructions on the car /two wheeler parking spaces or create obstruction of any kind on it or around these spaces to hinder the movement of vehicles and persons. 37: Other requirements All the terraces of the Said Building/ Said Complex including the parapet walls of the terraces shall always be the property of THE LESSOR and THE LESSOR shall be entitled to use the same for any purpose as it may deem fit. The facade of the Said Building shall also be used by other Lessees/Occupants for displaying their name and advertisements as per THE LESSOR’s approval. No signage of any kind either inside or outside shall be allowed on the facade glass/ columns of the Demised Premises. 38: Breach of Building Guidelines The breach of any Building Guideline by THE LESSEE shall amount to an event of default under clause 31 of the Lease Deed. If such breach results in THE LESSOR incurring a cost, expense, fine, penalty or charge, then THE LESSEE shall pay or reimburse THE LESSOR on demand for the amount of that cost, expense, fine, penalty or charge.
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ANNEXURE T-XI Compliance CERTIFICATE For the period commencing on     , 20     and ending on , 20 I, the undersigned, resident of authorised representative of M/s. (THE LESSEE), do hereby confirm that as on the date of this certificate, there is no default/ contravention committed by THE LESSEE under the Lease Deed and/ or Law. ALL capitalized terms shall have the meaning ascribed to them under the Lease Deed.    Signature:    Name:    Designation: Date:-64-